AGREEMENT OF LEASE

                                     between

                     TRST NEW YORK, INC., LAFP NEW YORK INC.
                         and THE ALASKA PERMANENT FUND,
                              as tenants in common,

                                    Landlord


                                       and


                               AMPEX CORPORATION,


                                     Tenant

                             Dated: August 14, 1997


                                    Premises:
                              135 East 57th Street
                            New York, New York 10022










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



                                TABLE OF CONTENTS
Article                                                Page

ARTICLE 1   GLOSSARY....................................-3-
            --------
ARTICLE 2   DEMISE, PREMISES, TERM, RENT................-8-
            ----------------------------
ARTICLE 3   ESCALATION..................................-9-
            ----------
ARTICLE 4   ELECTRICITY................................-20-
            -----------
ARTICLE 5   USE AND OCCUPANCY..........................-21-
            -----------------
ARTICLE 6   ALTERATIONS................................-22-
            -----------
ARTICLE 7   REPAIRS; FLOOR LOAD........................-28-
            -------------------
ARTICLE 8   WINDOW CLEANING............................-30-
            ---------------
ARTICLE 9   REQUIREMENTS OF LAW........................-30-
            -------------------
ARTICLE 10  SUBORDINATION..............................-33-
            -------------
ARTICLE 11  RULES AND REGULATIONS......................-37-
            ---------------------
ARTICLE 12  INSURANCE, PROPERTY LOSS OR DAMAGE;
            REIMBURSEMENT..............................-37-
ARTICLE 13  DESTRUCTION BY FIRE OR OTHER CAUSE.........-41-
            ----------------------------------
ARTICLE 14  EMINENT DOMAIN.............................-43-
            --------------
ARTICLE 15  ASSIGNMENT, SUBLETTING, MORTGAGE, ETC......-45-
            --------------------------------------
ARTICLE 16  ACCESS TO PREMISES.........................-54-
            ------------------
ARTICLE 17  RESERVED...................................-56-
            --------
ARTICLE 18  DEFAULT....................................-56-
            -------
ARTICLE 19  REMEDIES AND DAMAGES.......................-59-
            --------------------
ARTICLE 20  FEES AND EXPENSES..........................-62-
            -----------------
ARTICLE 21  NO REPRESENTATIONS BY LANDLORD.............-62-
            ------------------------------
ARTICLE 22  END OF TERM................................-63-
            -----------
ARTICLE 23  OMITTED....................................-64-
            -------
ARTICLE 24  NO WAIVER..................................-64-
            ---------
ARTICLE 25  WAIVER OF TRIAL BY JURY....................-65-
            -----------------------
ARTICLE 26  INABILITY TO PERFORM.......................-65-
            --------------------
ARTICLE 27  BILLS AND NOTICES..........................-66-
            -----------------
ARTICLE 28  SERVICES AND EQUIPMENT.....................-67-
            ----------------------
ARTICLE 29  PARTNERSHIP TENANT.........................-72-
            ------------------
ARTICLE 30  VAULT SPACE................................-73-
            -----------
ARTICLE 31  SIGNS......................................-74-
            -----
ARTICLE 32  BROKER.....................................-74-
            ------
ARTICLE 33  INDEMNITY..................................-75-
            ---------
ARTICLE 34  ADJACENT EXCAVATION; SHORING...............-76-
            ----------------------------
ARTICLE 35  SECURITY DEPOSIT...........................-76-
            ----------------
ARTICLE 36  RENT REGULATION............................-79-
            ---------------
ARTICLE 37  OPTION TO RENEW............................-79-
            ---------------
ARTICLE 38  COVENANT OF QUIET ENJOYMENT................-81-
            ---------------------------
ARTICLE 39  MISCELLANEOUS..............................-82-
            -------------

SCHEDULE A - Floor Plan of the Premises
SCHEDULE B - Rules and Regulations
SCHEDULE C - Cleaning Services
SCHEDULE D - ERISA Certificate
SCHEDULE E - Mortgagee Subordination, Non-Disturbance and Attornment
             Agreement
SCHEDULE F - Tenant's Layout Plans


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                                       (i)

         AGREEMENT OF LEASE, made as of the 14th day of August 1997, between TRST NEW YORK, INC., LAFP NEW YORK INC. and THE ALASKA PERMANENT FUND, a constitutional fund created by Article IX, Sec. 15 of the Alaska Constitution, by and through The Alaska Permanent Fund Corporation, a public corporation and government instrumentality created by Alaska Statutes 37.13 to manage the assets of the fund, as tenants in common, having an address at c/o GE Capital Investment Advisors, One Boston Place, 18th Floor, Boston, Massachusetts 02108, as Landlord, and AMPEX CORPORATION, a Delaware corporation having an address at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, as Tenant.


                                 REFERENCE PAGE

         In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

         (1)      Premises:                The entire 32nd floor of the
                                           Building, as
                                           approximately
                                           shown on the floor
                                           plan annexed
                                           hereto as Schedule
                                           A.

         (2)      Commencement Date:       The date of this Lease.

         (3)      Rent Commencement
                  Date:                    The date that is eight months
                                           after the Commencement Date.

         (4)      Fixed Expiration Date:   The day preceding the tenth
                                           (10th) anniversary of the Rent
                                           Commencement Date.

         (5)      Term:                    Approximately Ten Years and
                                           Eight Months.

         (6)      Fixed Rent:              (a) $344,250 per annum from
                                           the Rent Commencement Date
                                           through the day preceding the
                                           fifth (5th) anniversary of the
                                           Rent Commencement Date; and

                                           (b) $364,500 per
                                           annum from the
                                           fifth (5th)
                                           anniversary of the
                                           Rent Commencement
                                           Date through the
                                           Fixed Expiration
                                           Date.




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         (7)      Monthly Installment(s)
                  of Fixed Rent:           (a) $28,687.50 per month from
                                           the Rent Commencement Date
                                           through the day preceding the
                                           fifth (5th) anniversary of the
                                           Rent Commencement Date; and

                                           (b) $30,375 per
                                           month from the
                                           fifth (5th)
                                           anniversary of the
                                           Rent Commencement
                                           Date through the
                                           Fixed Expiration
                                           Date.

         (8)      Tenant's Tax Share:      1.89%

         (9)      Tenant's Share:          1.99%

         (10)     Base Tax Factor:         The Taxes payable for the Tax
                                           Year beginning July 1, 1997.

         (11)     Base Operating Factor:   The Operating Expenses paid or
                                           incurred with respect to the
                                           Operating Year beginning
                                           January 1, 1997.

         (12)     Security Deposit:        $86,062.50, which sum shall be
                                           increased by Tenant on the
                                           fifth anniversary of the Rent
                                           Commencement Date to $91,125.

         (13)     Permitted Use:           General, executive and admin-
                                           istrative offices in connec-
                                           tion with Tenant's business as
                                           a manufacturer and distributor
                                           of data storage, instrumenta-
                                           tion recorder and professional
                                           video recording products, and
                                           uses incidentally and directly
                                           related thereto.

         (14)     Broker(s):               The Galbreath Company, L.P.
                                           and Jones Lang Wootton USA.

         (15)     Landlord's
                  Contribution:            $236,250.

         (16)     Renewal Term:            Five years.





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



                              W I T N E S S E T H:

         The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:


                                    ARTICLE 1

                                    GLOSSARY

         The following terms shall have the meanings indicated below:

         "Additional Rent" shall have the meaning set forth in
Section 2.2.

         "Administrative Code" shall mean the Administrative Code of the City of New York, as amended.

         "Alteration Fee" shall have the meaning set forth in Section
6.2.

         "Alterations" shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises, other than those, if any, made by Landlord in order to prepare the Premises for Tenant's initial occupancy.

         "Applicable Rate" shall mean the lesser of (x) six percent (6%) per annum above the Base Rate, and (y) the maximum rate permitted by applicable law.

         "ASHRAE" shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

         "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

         "Building" shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

         "Building Systems" shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include installations made by Tenant or fixtures or appliances.


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




         "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building, which on the date of this Lease are as follows: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, the day immediately following Thanksgiving Day and Christmas Day. Such holidays are subject to change after the date of this Lease.

         "Control" shall have the meaning set forth in Section 15.3.

         "Deficiency" shall have the meaning set forth in
Section 19.2.

         "Escalation Rent" shall mean payments required to be made by Tenant pursuant to Article 3.

         "Event of Default" shall have the meaning set forth in
Section 18.1.

         "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

         "Existing Mortgage" shall mean the consolidated mortgages aggregating $176,000,000.00 between Madison Lexington Venture and Teachers' Retirement System of Texas, Los Angeles Fire and Police Pension System, The Alaska Permanent Fund, by and through The Alaska Permanent Fund Corporation, dated March 6, 1990, and recorded March 7, 1990 in Reel 1673 page 1410.

         "Existing Mortgagees" shall mean the holders of the Existing Mortgage on the date of this Lease.

         "Government Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

         "Ground Lease" shall mean the ground lease dated December 19, 1972 (as amended) between William F. Wallace and Stratford C. Wallace as trustees under a trust agreement dated June 2, 1969 between Dolorita Fitzgerald Wallace, a/k/a Dolorita F. Wallace, as settlor, and said trustees, as Landlord, and Madison Realty Associates, as Tenant.

         "Ground Lessor" shall mean the ground lessor under the Ground Lease.

         "HVAC" shall mean heat, ventilation and air conditioning.


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                                       -4-

         "HVAC Systems" shall mean the Building Systems providing
HVAC.

         "Hazardous Materials" shall have the meaning set forth in
Section 9.2.

         "Indemnitees" shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors, the Manager (and the partners, shareholders, officers, directors and employees of Landlord's agents and contractors and of the Manager), the Lessor and any Mortgagee(s).

         "Initial Alterations" shall mean Alterations made by Tenant to prepare the Premises for Tenant's initial occupancy.

         "Land" shall mean the land known by the address of 135 East 57th Street, New York, New York 10022.

         "Landlord" on the date as of which this Lease is made shall mean, collectively, TRST New York, Inc., LAFP New York Inc. and The Alaska Permanent Fund, as tenants in common, but, thereafter, "Landlord" shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

         "Landlord's Operating Statement" shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.3 furnished by Landlord to Tenant.

         "Landlord's Statement" shall mean either a Landlord's
Operating Statement or a Landlord's Tax Statement.

         "Landlord's Tax Statement" shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

         "Lessor(s)" shall mean Ground Lessor and any other lessor under a Superior Lease.

         "Manager" shall mean The Galbreath Company, L.P. or any successor contractor under Landlord's contract for the management of the Building.

         "Mortgage(s)" shall mean any trust indenture or mortgage (including the Existing Mortgage) which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

         "Mortgagee(s)" shall mean any trustee under or mortgagee or holder of a Mortgage.



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                                       -5-

         "Notice(s)" shall have the meaning set forth in Section
27.1.

         "Operating Expenses" shall have the meaning set forth in
Section 3.1.

         "Operating Hours" shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

         "Operating Year" shall mean each calendar year that includes any part of the Term.

         "Overtime Periods" shall have the meaning set forth in
Section 28.2.

         "Parties" shall have the meaning set forth in Section 39.2.

         "Partnership Tenant" shall have the meaning set forth in
Article 29.

         "Person(s) or person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

         "Persons Within Tenant's Control" shall mean and include Tenant, all of Tenant's respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

         "Real Property" shall mean the Building and the Land.

         "Recapture Space" shall have the meaning set forth in
Section 15.4.

         "Recapture Sublease" shall have the meaning set forth in
Section 15.4.

         "Recapture Subtenant" shall have the meaning set forth in
Section 15.4.

         "Rental" shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

         "Requirements" shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and


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                                       -6-
conditions imposed by the carrier of Landlord's hazard insurance policy for the Building.

         "Rules and Regulations" shall mean the rules and regulations annexed hereto as Schedule B, and such other and further reasonable rules and regulations and standards as Landlord and Landlord's agents may from time to time adopt, on notice to Tenant to be given as Landlord may elect.

         "Sublease Additional Rent" shall have the meaning set forth in Section 15.5.

         "Sublease or Assignment Statement" shall have the meaning set forth in Section 15.4.

         "Substantially Completed" or "Substantial Completion" shall, whenever used in this Lease, be deemed to mean that stage of the progress of any work performed by Landlord as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Article 28 hereof, and (b) access to the Premises to commence Tenant's use and occupancy of the Premises for Tenant's normal business purposes without material interference by reason of the completion of unfinished details of such work.

         "Superior Lease(s)" shall mean the Ground Lease and any other ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

         "Taxes" shall have the meaning set forth in Section 3.1.

         "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

         "Tenant", on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

         "Tenant's Operating Payment" shall have the meaning set forth in Section 3.3.

         "Tenant's Projected Operating Share" shall have the meaning set forth in Section 3.3.

         "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.



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



         "Tenant's Tax Payment" shall have the meaning set forth in
Section 3.2.

         "Unavoidable Delays" shall have the meaning set forth in
Article 26.


                                    ARTICLE 2

                          DEMISE, PREMISES, TERM, RENT

         Section 2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.

         Section 2.2. Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand (except as otherwise specifically set forth in this Lease with respect to Additional Rent), by good and sufficient check drawn to Landlord's order on a bank or trust company with an office in the Borough of Manhattan, the City of New York, State of New York, at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

                  (A) the Fixed Rent, at the annual fixed rental rate set forth in the Reference Page, which shall be payable in equal Monthly Installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first Monthly Installment of Fixed Rent shall be payable by Tenant upon execution of this Lease; and

                  (B) Additional rent ("Additional Rent") consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

         Section 2.3. If the Rent Commencement Date is other than the first day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

         Section 2.4. If prior to the Rent Commencement Date, Tenant shall occupy any portion of the Premises for the performance of work in the Premises or otherwise, Tenant shall, commencing as of the date of such occupancy, pay Landlord's charges for (i) electricity, at the rate of $2.75 per rentable square foot per year (with respect to the portion of the Premises so occupied), and
(ii) such items for which Tenant is separately billed hereunder, including, without limitation, overtime use of freight elevator and HVAC service and extra cleaning services.


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                                       -8-

Such charges and items shall be payable to Landlord on demand. On the date of this Lease, Landlord's Building standard charge for (x) overtime use of freight elevator service is $150 per hour, and (y) overtime use of Building HVAC service (but not the supplemental air-conditioning system installed by Tenant in the Premises) is $150 per hour. Such amounts may be increased from time to time after the date hereof, provided that Landlord shall not discriminate against Tenant in increasing same.

         Section 2.5. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in Articles 13 and 14.


                                    ARTICLE 3

                                   ESCALATION

         Section 3.1. For the purposes of this Article 3, the following terms shall have the meanings set forth below:

                  (A) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, Building Systems, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided to tenants, including, without limitation:
(i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord engaged in the operation, cleaning, repair, safety, replacement, management, security or maintenance of the Real Property and the Building Systems or in providing services to tenants;
(ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Requirement, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, oil, steam, water, sewer rental, HVAC and other utilities furnished to the Building and utility taxes; (iv) the expenses incurred for casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting, including the cost of acquiring or renting all supplies, tools, materials and equipment used in operating or repairing the Building; (vi) expenditures, whether by purchase or lease, for capital improvements and capital equipment that under generally applied real estate practice are expensed or regarded as deferred expenses and capital expenditures, whether by purchase or lease, that are made by reason of Requirements or for


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                                       -9-
emergency or labor-saving devices or security or property protection systems or in lieu of a repair, in each case such capital expenditures to be included in Operating Expenses for the Operating Year in which such costs are incurred and every subsequent Operating Year, on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with interest calculated at an annual rate equal to three (3%) percent over the Base Rate in effect at the time of Landlord's having made said expenditure; (vii) the cost or rental of all supplies, tools, materials, equipment and Building Systems; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) the cost of window cleaning, janitorial, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery costs;
(xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiv) association fees and dues; (xv) the cost of decorations; (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; and (xvii) exterior and interior landscaping.

         Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

                  (a) executives' salaries (including salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord engaged in the operation, cleaning, repair, safety, replacement, management, security or maintenance of the Real Property and the Building Systems or in providing services to tenants) above the grade of building manager;

                  (b) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses;

                  (c) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent
         Landlord is compensated therefor;

                  (d) costs incurred in performing work or furnishing services or utilities for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord's expense;

                  (e) Taxes;


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




                  (f) financing or refinancing costs, mortgage interest and amortization payments, brokerage commissions, points, origination fees, mortgage recording taxes, title charges and similar charges in connection with any mortgage financing or refinancing of the Building;

                  (g) leasing commissions, rental concessions and lease buy-outs;

                  (h) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Fixed Rent and Escalation Rent;

                  (i) depreciation;

                  (j) overhead and profit increment paid to affiliates of Landlord for goods and services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate;

                  (k) rental under any ground or underlying lease;

                  (l) professional fees (including attorneys' fees and disbursements) not allocated to the operation or management of the Real Property and professional fees (including attorneys' fees and disbursements) allocable to disputes with other tenants or occupants of the Building or associated with the enforcement of the terms of any other leases or the defense of Landlord's title to, or interest in, the Building, or allocable to the preparation of leases for other tenants and prospective tenants;

                  (m) advertising, promotional and entertainment expenses with respect to the Property, and all other costs incurred in procuring tenants or renewing leases;

                  (n) costs allocable to providing heat and other services to tenanted areas below the third floor of the Building;

                  (o) the cost of tenant improvements and alterations made for tenants or prospective tenants of the Building, including the costs of painting and decorating any tenant's space or any tenantable space;

                  (p) interest on and amortization of Landlord's debts (except debts incurred to purchase items the cost of which would otherwise be deemed an Operating Expense);

                  (q) brokerage commissions, attorneys' fees and disbursements, transfer taxes, recording charges and any other costs or expenses incurred in connection with the sale or conveyance of all or any portion of the Real Property or


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                                      -11-
         any interest therein or in any person of whatever tier owning an interest therein;

                  (r) any charge for Landlord's income taxes or excess profit taxes or any franchise taxes, unincorporated business taxes, gains taxes or estate or inheritance taxes imposed upon the income of Landlord;

                  (s) the cost of electricity consumed in the Premises and in any tenantable area in the Building and the cost of supplying electric current in any area of the Building other than a common area; and Landlord's cost of electricity or other service sold to tenants in the Building for which Landlord is to be reimbursed as a charge in addition to the fixed rent and additional rent payable under the lease with that tenant;

                  (t) capital expenditures, as determined under GAAP, except as otherwise expressly set forth herein;

                  (u) the cost to Landlord of performing work expressly provided in this Lease to be performed at Landlord's expense;

                  (v) costs incurred to test, remove, abate and/or contain hazardous wastes or asbestos-containing materials located in or about the Building (whether voluntarily or pursuant to any lease or contract obligation or current or future Requirement);

                  (w) fine art work purchased for the lobby or other common areas of the Building;

                  (x) costs incurred due to violations by Landlord, or by any other tenant in the Building, of the terms and conditions of a lease, and penalties or interest for late payment of taxes (unless such penalties or interest result from Tenant's late payment of Rent);

                  (y) to the extent any costs includible in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable portion thereof which is properly allocable to such other properties;

                  (z) the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord (other than liability for amounts otherwise includible in Operating Expenses hereunder);



\DMS\KWS\40736.5
                                      -12-

                  (aa) the cost of purchasing any separate electrical meter Landlord is required to provide, at its expense, to any of the tenants of the Building;

                  (bb) costs incurred with respect to any specialty facility in the Building (such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, child care facility, cafeteria or dining facility or garage) which is operated by Landlord and is not available for use by Tenant or its employees;

                  (cc) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                  (dd) expenses allocable directly and solely to the retail space in the Building;

                  (ee) costs incurred in connection with the construction of additional tenantable space in the Building;

                  (ff) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, construction materials or workmanship of the Building;

                  (gg) Landlord's general corporate overhead expenses not related to the Building; and

                  (hh) Management fees in excess of three percent of the Building's annual gross revenues.

         If Landlord purchases any item of capital equipment or makes any capital expenditure that is intended to have the effect of reducing the expenses that would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure shall be included in Operating Expenses for the Operating Year in which the costs are incurred and every subsequent Operating Year on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with interest calculated at an annual rate of three (3%) percent over the Base Rate in effect at the time of Landlord's having made said expenditure. If Landlord leases any item of capital equipment designed to result in savings or reductions in expenses that would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Operating Years in which such rentals and costs are incurred. Notwithstanding the provisions of this paragraph, the maximum amount that may be included in any Operating Year for any such capital equipment or capital expenditure shall be the amount of savings realized by such capital equipment or capital expenditure. To the extent that the amount of such savings is less than the amortized cost plus interest in any one Operating


\DMS\KWS\40736.5
                                      -13-

Year, Landlord shall include in subsequent Operating Years until fully recovered the amount not included in an Operating Year by reason of such limitation (provided that such limitation is not exceeded in any subsequent Operating
Year).

         If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of an Operating Year, Operating Expenses for such Operating Year shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such Operating Year by Landlord if it had, at its own expense, furnished such work or service to such tenant.

         Landlord shall not recover the cost of any item of Operating Expenses more than once and shall not collect more than 100% of any Operating Expenses.

                  (B) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation,
(i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or assessments levied after the date of this Lease for public benefits to the Real Property or the Building); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements and experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord's income, (b) franchise taxes, (c) estate or inheritance taxes, or (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes.



\DMS\KWS\40736.5
                                      -14-

                  (C) Notwithstanding anything set forth herein to the contrary, if the assessed value of the Building is increased by reason of a sale thereof on or before the second (2nd) anniversary of the Commencement Date, then the amount of any such increase in assessment attributable to such sale only, shall not be used to determine Escalation Rent on account of Taxes during the initial Term of this Lease, but shall be used thereafter in the case of any Renewal Term. Landlord shall make, in good faith, a reasonable determination of the portion of such increase which is attributable to the sale. Tenant may dispute such determination within ninety (90) days after Landlord shall notify Tenant of such determination. Any dispute between the parties in respect of such determination shall be submitted to and resolved by arbitration as hereinafter provided. Landlord and Tenant shall each select, within thirty days after Tenant's dispute of Landlord's determination, an arbiter having at least ten years' experience in conducting tax certiorari proceedings in New York City. If such arbiters fail to reach a decision within twenty (20) days of the appointment of the second arbiter, then the two arbiters shall jointly select a third arbiter having similar qualifications and the determination of a majority of such arbiters shall be final and binding on the parties. The parties shall each pay the cost of the arbiter each selects and shall equally share the cost of the third arbiter. The provisions of this subparagraph (C) shall not apply to an increase in the assessed value of the Building by reason of the sale of the Building pursuant to the contract of sale entered into prior to the date of this Lease, it being agreed that the amount of any such increase in assessment attributable to such sale shall be used to determine Escalation Rent on account of Taxes.

         Section 3.2. (A) Tenant shall pay as Escalation Rent for each Tax Year (including the Tax Year in effect on the Rent Commencement Date) an amount ("Tenant's Tax Payment") equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor. Tenant's Tax Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2) along with the Monthly Installments of Fixed Rent. If there is any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may, and in the case of a decrease in Taxes Landlord shall, furnish a revised Landlord's Tax Statement for any Tax Year affected, and Tenant's Tax Payment for such Tax Year shall be adjusted and, (a) within 15 days after Tenant's receipt of such revised Landlord's Tax Statement, Tenant shall (with respect to any increase in Taxes for such Tax Year) pay the appropriate increase in Tenant's Tax Payment to Landlord, or (b) (with respect to any decrease in Taxes for such Tax Year) Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Escalation Rent payable by Tenant, or if the overpaid amount exceeds the amount of all remaining Escalation Rent payable under this Lease for the balance of the Term, or if such overpayment shall be


\DMS\KWS\40736.5
                                      -15-
determined after the Expiration Date, Landlord shall pay the amount of such overpayment to Tenant within 30 days after demand. If, during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in semi-annual or quarterly or other installments on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee. Landlord shall notify Tenant of same in writing of such acceleration or revision. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount.

                  (B) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes. If, after a Landlord's Tax Statement has been sent to Tenant, a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord's Tax Statement adjusting the Taxes for such Tax Year (taking into account Landlord's expenses therefor) and setting forth Tenant's Tax Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Escalation Rent; provided, however, that Tenant's Tax Share of such refund shall be limited to the amount of Tenant's Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable. If the amount of any refund due Tenant cannot be credited in full against the Escalation Rent coming due within the Term (or the Renewal Term, if any), then Landlord shall, within thirty (30) days after the end of the Term (or the Renewal Term, as the case may be), deliver to Tenant Landlord's check for the portion of the refund due Tenant that was not previously credited against Escalation Rent.

                  (C) Tenant's Tax Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

                  (D) Tenant shall pay to Landlord upon demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

                  (E) Each Landlord's Tax Statement furnished by Landlord with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate


\DMS\KWS\40736.5
                                      -16-
tax bill or bills in respect of any Tax Year, and Landlord's failure to deliver such copy shall not affect Tenant's obligations as to amount or due date(s) thereof.

         Section 3.3. (A) Tenant shall pay as Escalation Rent for each Operating Year (including the Operating Year in effect on the Rent Commencement Date) an amount ("Tenant's Operating Payment") equal to Tenant's Share of the amount by which Operating Expenses for such Operating Year are greater than the Base Operating Factor.

                  (B) Landlord may furnish to Tenant, with respect to each Operating Year, a Landlord's Operating Statement setting forth Landlord's estimate of Tenant's Operating Payment for such Operating Year ("Tenant's Projected Operating Share"). Tenant shall pay to Landlord on the first day of each month during such Operating Year, as Escalation Rent, an amount equal to one-twelfth of Tenant's Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord's Operating Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3 in respect of the last month of the preceding Operating Year; (b) after such Landlord's Operating Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant's Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within 15 days after demand therefor, or (ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Escalation Rent, or if the overpaid amount exceeds the amount of all remaining Escalation Rent payable under this Lease for the balance of the Term, or if such overpayment shall be determined after the Expiration Date, Landlord shall pay the amount of such overpayment to Tenant within 30 days after demand; and (c) on the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Projected Operating Share shown in such Landlord's Operating Statement. Landlord may at any time or from time to time furnish to Tenant a revised Landlord's Operating Statement with a new estimate of Tenant's Projected Operating Share for such Operating Year and, in such case, Tenant's Projected Operating Share for such Operating Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.



\DMS\KWS\40736.5
                                      -17-

                  (C) After the end of each Operating Year Landlord shall furnish to Tenant a Landlord's Operating Statement for such Operating Year. Each such year-end Landlord's Operating Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by the Manager or a certified public accountant designated by Landlord from which Landlord shall make the computation of Escalation Rent due in respect of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or the Manager may rely on Landlord's estimates and allocations whenever said estimates and allocations are needed for this Article 3. If the Landlord's Operating Statement shows that the sums paid by Tenant under Section 3.3(B) exceeded Tenant's Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Escalation Rent, or if the overpaid amount exceeds the amount of all remaining Escalation Rent payable under this Lease for the balance of the Term, or if such overpayment shall be determined after the Expiration Date, Landlord shall pay the amount of such overpayment, to Tenant within 30 days after demand; and if the Landlord's Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than Tenant's Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within fifteen (15) days after demand therefor.

         Section 3.4. Landlord's failure to render any Landlord's Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right thereafter to render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, as the case may be, nor shall the rendering of a Landlord's Statement prejudice Landlord's right thereafter to render a corrected Landlord's Statement for that Tax Year or Operating Year. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes or Operating Expenses during any Tax Year or Operating Year or any time thereafter.

         Section 3.5. If the Rent Commencement Date or the Expiration Date occurs on a date other than July 1 or June 30, respectively, any Tenant's Tax Payment under this Article 3 for the Tax Year in which such Rent Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Rent Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. If the Rent Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant's Operating Payment under this Article 3 for the Operating Year in which such Rent Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Rent Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of


\DMS\KWS\40736.5
                                      -18-
days in such Operating Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty
(30) days after submission of a Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.

         Section 3.6. Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Landlord's Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord's Statement and specifying, to the extent reasonably practicable, the respects in which such Landlord's Statement is disputed. If Tenant shall send such notice with respect to a Landlord's Operating Statement, Tenant may select and pay an independent certified public accountant who may examine Landlord's books and records relating solely to disputed aspects of the Operating Expenses to determine the accuracy of Landlord's Operating Statement. Tenant recognizes the confidential nature of Landlord's books and records, and agrees that any information obtained by Tenant's accountant during any examination shall be maintained in strict confidence by such accountant, without revealing same to any person (except as required by law), including Tenant (except that Tenant's accountant may inform Tenant of the amount of any overpayment claimed to have been made by Tenant). If, after such examination, such accountant shall dispute such Landlord's Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement, as provided in this
Article 3.

         Section 3.7. In determining the amount of the Base Operating Factor and Operating Expenses, if less than 95% of the Building's rentable area shall have been occupied by tenant(s) at any time during the calendar year 1997 or any Operating Year, Operating Expenses, for the purposes of the Base Operating Factor and for any Operating Year, shall be adjusted to the amount which would normally be expected to be incurred had 95% of all such areas been occupied throughout the calendar year 1997 or any Operating Year. The provisions of this paragraph with respect to adjustments of Operating Expenses for vacancy, shall apply only to Operating Expenses which are variable and which increase in


\DMS\KWS\40736.5
                                      -19-
the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building.


                                    ARTICLE 4

                                   ELECTRICITY

         Section 4.1. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would interfere with the electrical service to other tenants of the Building. In the event that, in Landlord's reasonable judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall notify Tenant of the same. Tenant shall thereupon immediately cease use of the equipment requiring the installation of such additional riser, risers or other equipment and if Tenant desires to use such equipment, Tenant shall request (in a writing delivered to Landlord within five (5) days after Tenant's receipt of such notice) that Landlord install the necessary additional riser, risers or other equipment. If Tenant shall fail to cease using such equipment as set forth in the prior sentence, or if Tenant shall make the request set forth in the prior sentence, then Landlord shall install such additional riser, risers or other equipment that Landlord reasonably determines to be necessary to accommodate Tenant's electrical requirements, within the limits of the switchgear; provided, however, that Landlord reasonably determines that such installation is practicable. Any such installation shall be made at Tenant's sole expense, chargeable and collectible as Additional Rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

         Section 4.2. Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may, at Tenant's option, be furnished to Tenant by means of existing Building System feeders, risers and wiring to the extent that the same are, in Landlord's reasonable judgment, available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment whatsoever which may be requested by Tenant or otherwise required to obtain electric energy directly from such


\DMS\KWS\40736.5
                                      -20-
public utility company, whether currently available for Tenant's use or requiring Landlord's installation, shall be furnished and installed by Landlord in locations selected by Landlord at Tenant's sole cost and expense (at the Building standard rates on the date the same shall be furnished and installed by Landlord); but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New York) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant.

         Section 4.3. Tenant, at Landlord's option, shall purchase from Landlord all lighting tubes, lamps, bulbs and ballasts used in the Premises, and Tenant shall pay to Landlord Landlord's reasonable charges for providing the same (which shall be at competitive rates) and for installing the same, as Additional Rent.


                                    ARTICLE 5

                                USE AND OCCUPANCY

         Section 5.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.

         Section 5.2. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, (2) for a retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public,
(3) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except that Tenant may establish and maintain an area within the Premises for a pantry (containing a sink, Dwyer unit, refrigerator and dishwasher) in which Tenant may warm food (on such Dwyer unit) for consumption only by Tenant's employees who work in the Premises (and their business guests) and not for the sale of food to any Persons other than such employees (and such business guests), provided, however, that no flue or exhaust vent shall be necessary for such warming and that no odors shall be emitted from the Premises as a result of such cooking and that no such use shall violate the certificate of occupancy for the Building, any Requirements or any other provision of this Lease, (6) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (7)


\DMS\KWS\40736.5
                                      -21-
as a barber shop, beauty salon or manicure shop, (8) for product display activities (such as those of a manufacturer's representative), (9) as offices of any public utility company, (10) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (11) for the conduct of an auction, (12) for health care activities, (13) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (14) as reservation centers for airlines or travel agencies, (15) for retail or manufacturing use, or (16) as studios for radio, television or other media. Furthermore, the Premises shall not be used for any purpose that would, in Land-lord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building. Neither Tenant nor Persons Within Tenant's Control shall use, generate, store, treat and or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Land. Notwithstanding the preceding sentence, Tenant shall be entitled to use ordinary cleaning supplies and consumer products (such as hairspray and prescription medication) in the Premises for their intended uses and subject to, and in accordance with, all applicable Requirements.

         Section 5.3. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as would impair Landlord's or any Lessor's title to or estate in the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage, adverse possession against Landlord or any Lessor or prescription by the public, as such, or of implied dedication, of the Premises or any portion thereof. Tenant hereby acknowledges that Landlord does not hereby consent, expressly or by implication to the unrestricted use or possession of the whole or any portion of the Premises by the public, as such.


                                    ARTICLE 6

                                   ALTERATIONS

         Section 6.1. (A) Tenant shall not make or permit to be made any Alterations without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that: (i) the outside appearance of the Building shall not be affected; (ii) the strength of the Building shall not be affected; (iii) the structural parts of the Building shall not be adversely affected; (iv) no part of the Building outside of the Premises shall be affected; and (v) the proper functioning of the


\DMS\KWS\40736.5
                                      -22-

Building Systems shall not be adversely affected and the use of such systems by Tenant shall not be increased beyond Tenant's allocable portion of the reserve capacity thereof, if any. If consent to any Alterations is not given, Landlord shall notify Tenant in sufficient detail to enable Tenant to amend its plans and specifications regarding such Alterations to comply with Landlord's objections. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent or approval, may make non-structural Alterations (x) for which the cost of labor and materials (as estimated by Landlord's architect, engineer or contractor) is less than $10,000 individually or $25,000 in the aggregate with any other Alteration constructed in the twelve (12) month period preceding the Alteration in question and (y) that do not violate the provisions contained in clauses (i) through (v) of this Section 6.1(A); provided that (I) at least ten (10) days prior to commencing any such Alterations, Tenant shall provide Landlord with three (3) sets of detailed plans and specifications (except as otherwise provided in Section 6.1(B)) that comply with all Requirements and (II) Tenant shall comply with all other requirements of this Article 6.

                  (B) (1) Prior to making any Alterations, Tenant shall (i) submit to Landlord three (3) sets of detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings), that comply with all Requirements, for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which shall not be unreasonably withheld or delayed with respect to non-structural Alterations not affecting any Building Systems, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Government Authorities, and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Landlord hereby approves the layout plans for the Initial Alterations described in Schedule F annexed to this Lease (provided that nothing contained in this sentence shall diminish Tenant's obligation to comply with any provision of this Lease relating to the Initial Alterations, including, without limitation, the submission of full plans and specifications for the Initial Alterations to Landlord for approval in accordance with the terms of this Lease, nor shall anything contained in this sentence diminish any rights of Landlord under this Lease, including, without limitation, the right to approve such plans and specifications for the Initial Alterations). Upon completion of each such Alteration, Tenant,


\DMS\KWS\40736.5
                                      -23-
at Tenant's expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord (including any changes thereto, or variations therefrom, approved by Landlord), all Requirements and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, no such Alteration for which the cost of labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) is in excess of $25,000, either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord, and such Alteration shall be performed only under the supervision of a licensed architect satisfactory to Landlord. Notwithstanding the preceding sentence, Tenant shall not be required to post security (x) with respect to any Initial Alterations, or (ii) in an amount in excess of the cost of the necessary labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor). Notwithstanding the provisions of subsection B(1)(i) of this
Section 6.1, with respect to any Alterations for which the cost of labor and materials (as estimated by Landlord's architect or contractor) is less than Twenty-Five Thousand ($25,000) Dollars, either individually or in the aggregate with any other Alterations constructed in any six (6) month period, Tenant shall not be obligated to submit the detailed plans and specifications referred to in subsection (B)(1)(i) (unless required by any Requirements), but in lieu of such detailed plans and specifications, Tenant shall submit to Landlord three (3) sets of documentation sufficient adequately to inform Landlord and its architect and engineer of the Alterations proposed to be made by Tenant.

                           (2)      Subject to the reasonableness standard set
forth in subsection (B)(1) above, Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation, warranty or liability whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof in compliance with Requirements, or otherwise.



\DMS\KWS\40736.5
                                      -24-

                           (3)      Landlord shall notify Tenant within 15
Business Days after the receipt by Landlord of Tenant's original submission of plans and specifications for any Alterations and within 10 Business Days after the receipt by Landlord of Tenant's resubmission of plans and specifications for any Alterations whether Landlord approves or disapproves (specifying the reasons for such disapproval) of the Alterations shown in such plans and specifications. If Landlord fails to approve or disapprove (specifying the reasons for such disapproval) Tenant's plans and specifications within the time period specified in the preceding sentence, Tenant shall be entitled to send Landlord a notice stating in capitalized and underlined words, "YOU HAVE FAILED TO RESPOND TO THE PLANS AND SPECIFICATIONS SUBMITTED TO YOU ON [DATE] WITHIN THE [INSERT NUMBER] BUSINESS DAY PERIOD SPECIFIED IN SECTION 6.1(B)(3) OF OUR LEASE AGREEMENT DATED [DATE]. IF YOU FAIL TO RESPOND THERETO WITHIN 10 BUSINESS DAYS AFTER THE DATE OF GIVING OF THIS NOTICE, SUCH PLANS AND SPECIFICATIONS WILL BE DEEMED TO HAVE BEEN APPROVED BY LANDLORD." If Landlord fails to approve or disapprove (specifying the reasons for such disapproval) Tenant's plans and specifications within 10 Business Days after receipt of such notice, Tenant's plans and specifications shall be deemed approved.

                  (C) Except as otherwise provided herein, Tenant shall be permitted to perform Alterations (for which Tenant has obtained Landlord's consent pursuant to Sections 6.1(A) and 6.1(B) above), during Operating Hours, provided that such work does not interfere with or interrupt the operation and maintenance of the Building (as determined by Landlord) or unreasonably interfere with or interrupt the use and occupancy of the Building by any other tenants in the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. Except as provided in the penultimate sentence of this subsection (C), all Alterations shall become a part of the Building and shall be Landlord's property from and after the installation thereof and may not be removed or changed without Landlord's consent. Notwithstanding the foregoing, if, on or before the date Landlord approves Tenant's plans and specifications (or other documentation) for such Alterations, Landlord notifies Tenant that Landlord is reserving the right to require Tenant to remove those Alterations that exceed or are different than the customary standard types of Alterations for general, executive and administrative business offices in the Borough of Manhattan, City and State of New York, then Landlord prior to the Expiration Date, may require Tenant to remove such specified Alterations and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear and damage for which Tenant is not responsible pursuant to the provisions of
Article 13 excepted) any damage to the Premises or the Building caused by such removal. All Tenant's Property shall remain the property of Tenant and, on or before the Expiration Date, may be removed from the Premises by Tenant at Tenant's option, provided, however, that Tenant shall repair and restore in a good and


\DMS\KWS\40736.5
                                      -25-
workmanlike manner any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

                  (D) (1) All Alterations shall be performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed. Prior to Tenant making any Alterations, Landlord or Manager, at Tenant's request, shall furnish Tenant with a list of contractors, subcontractors and mechanics who may perform Alterations in or to the Premises on behalf of Tenant, which list shall specify at least three subcontractors in each trade. If, within six months after Landlord shall furnish Tenant with such list, Tenant shall enter into a contract with any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent to such contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord notifies Tenant that such contractor has been removed from the list.

                           (2)      Notwithstanding the foregoing, with respect
to any Alteration affecting any Building System, (i) Tenant shall employ Landlord's or the Manager's designated contractor, and (ii) the Alteration shall, at Tenant's expense, be designed by either Landlord's or the Manager's engineer.

                  (E) (1) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, at Tenant's expense, within 20 days after such lien shall be filed, by payment or filing of the bond required by law, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

                           (2)      If Tenant shall fail to discharge such
mechanic's lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic's lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.



\DMS\KWS\40736.5
                                      -26-

                           (3)      Any amount paid by Landlord for any of the
aforesaid charges and for all expenses of Landlord (including, but not limited to, attorneys' fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within ten (10) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

         Section 6.2. In the case of Alterations (other than the Initial Alterations) costing in excess of Twenty-Five Thousand ($25,000.00) Dollars, Tenant shall pay to the Manager a fee (the "Alteration Fee") equal to seven (7%) percent of the cost thereof. Such Alteration Fee or any portion thereof shall be paid by Tenant to the Manager within 10 Business Days after the commencement of such Alterations. In addition, Tenant shall reimburse Landlord, within ten Business Days after demand therefor, for any out-of-pocket expense incurred by Landlord for reviewing the plans and specifications for such Alterations (including the Initial Alterations) or inspecting the progress of completion of the same.

         Section 6.3. Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within fifteen (15) days after the completion of such Alterations. In connection with any filings by Tenant for permits, approvals or certificates for Tenant's Alterations, Landlord shall, without incurring any filing or similar fee and at no cost to Landlord, cooperate with Tenant and execute any documents reasonably required by any Government Authority to enable Tenant to obtain such permits, approvals or certificates.

         Section 6.4. In consideration of Tenant's acceptance of the Premises "as-is", and of Tenant's performance of the Initial Alterations, Landlord shall pay up to but not in excess of Land-lord's Contribution set forth on the Reference Page for Tenant's actual costs of performing or installing in the Premises the Initial Alterations, as shown in the plans and specifications referred to in Section 6.1 for such Alterations. For purposes of the preceding sentence, actual costs of performing or installing such Alterations shall include all so-called "hard" and "soft" construction costs, such as costs and fees for design and engineering, Tenant's professional and construction consultants, reasonable moving expenses, telecommunications equipment and furniture. Provided that there shall not then be existing an Event of Default under the provisions of this Lease, Landlord shall pay for such costs by paying the contractors, suppliers or consultants designated by Tenant or by reimbursing Tenant (at Tenant's option) from time to time during the progress of such Alterations (but not more than once per month) within 30 days after receipt from Tenant of (i) supporting documentation therefor approved by Tenant, accompanied by a certification of


\DMS\KWS\40736.5
                                      -27-
the architect supervising the work (for work covered by such architect's design) and a certification of an officer by a Tenant, stating that the portion of the work for which Tenant is applying for payment has been completed substantially in accordance with the plans and specifications approved by Landlord, (ii) itemized bills for labor and materials constituting portions of such Alterations submitted by the contractors, suppliers or consultants of the services or materials rendered (and where Tenant elects to be reimbursed, such bills shall have been marked "paid" by the contractor, supplier or consultant), and (iii) waivers of liens evidencing the payment for any prior work performed and materials supplied for which Tenant previously applied for payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics liens. Notwithstanding anything to the contrary contained in this Section 6.4, if, at the time Landlord's payment is required to be made, Tenant is in arrears in the payment of Fixed Rent or Additional Rent, then Landlord may offset the amount of such arrearages against the payment due from Landlord under this Section 6.4. If there shall be existing an Event of Default hereunder at the time Tenant makes application for payment under this
Section 6.4, Landlord shall advise Tenant and if Tenant shall cure the same, Tenant shall have the right to reapply to Landlord for payments due Tenant under this Section 6.4.


                                    ARTICLE 7

                               REPAIRS; FLOOR LOAD

         Section 7.1. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of
Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building System. The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appur-tenances (including Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant's Property or caused by or resulting from any act or omission of, or Alterations made by, Tenant or Persons Within Tenant's Control, shall be repaired by Tenant, at Tenant's sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building System), or by Landlord at Tenant's sole cost


\DMS\KWS\40736.5
                                      -28-
and expense (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in Manhattan, City and State of New York, and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after 15 days notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within 15 days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition known to Tenant in any Building System located in, servicing or passing through the Premises.

         Section 7.2. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law (which, on the date of this Lease, is 50 pounds per usable square foot). Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, and Tenant shall make payment to Landlord of Landlord's out-of-pocket costs in connection therewith (if such move is not part of an Alteration, including the Initial Alterations). If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as determined by Landlord), Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

         Section 7.3. Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the public portions of the Building, both exterior and interior, in conformance with standards applicable to first-class office buildings in Manhattan, City and State of New York, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime


\DMS\KWS\40736.5
                                      -29-
or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within 15 days after demand therefor, an amount equal to the excess costs incurred by Landlord by reason of compliance with Tenant's request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment. Nothing contained in this Section
7.3 shall relieve Landlord from liability to Tenant resulting from the wilful misconduct or negligence of Landlord or its employees, contractors or agents.


                                    ARTICLE 8

                                 WINDOW CLEANING

         Section 8.1. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.


                                    ARTICLE 9

                               REQUIREMENTS OF LAW

         Section 9.1. Tenant shall not do, and shall not permit Persons Within Tenant's Control to do, any act or thing in or upon the Premises or the Building which will violate any Requirements. Tenant shall, at Tenant's sole cost and expense, take all action, including any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the
Americans With Disabilities Act of 1990 (the "ADA"), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Altera-


\DMS\KWS\40736.5
                                      -30-
tions necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), or (ii) Tenant's particular use, manner of use or occupancy on behalf of Tenant of the Premises, or (iii) any breach of any of Tenant's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant's Control, or (v) Tenant's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the ADA.

         Section 9.2. Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any "Hazardous Materials" (which term shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601, et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements). Tenant shall agree to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean-up, removal, remediation, detoxification action or any other activity required of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease. Landlord represents that, to Landlord's knowledge, as of the date of this Lease, the Premises are free of Hazardous Materials. Landlord shall deliver to Tenant an ACP-5 certificate in respect of the Premises.



\DMS\KWS\40736.5
                                      -31-

         Section 9.3. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

         Section 9.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

         Section 9.5. Tenant, at Tenant's sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish either
(i) a bond protecting Landlord of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to one hundred twenty (120%) percent of Landlord's estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.




\DMS\KWS\40736.5
                                      -32-

                                   ARTICLE 10

                                  SUBORDINATION

         Section 10.1. This Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such document within 15 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such document for and on behalf of Tenant. Tenant shall not knowingly do anything that would constitute a default under any Superior Lease or Mortgage, or knowingly omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder (and if Tenant shall do so (or, as the case may be, omit to do so), Tenant shall, upon demand by Landlord, immediately cease doing same or perform such omitted act, as the case may be). If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

         Section 10.2. If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the


\DMS\KWS\40736.5
                                                       -33-

Premises. Any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:

                           (1)      liable for any act or omission of any prior
landlord (including, without limitation, the then defaulting landlord); or

                           (2)      subject to any defense or offsets (except as
expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

                           (3)      bound by any payment of Rental which Tenant
might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord); or

                           (4)      bound by any obligation to make any payment
to Tenant which was required to be made prior to the time such owner, Lessor or Mortgagee succeeded to any prior landlord's interest; or

                           (5)      bound by any obligation to perform any work
or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 7, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 13, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 14, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee. The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease by summary proceedings or otherwise, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby waives the provisions of any statute or rule of law now or hereafter in effect which affords Tenant any right to terminate this Lease or to surrender possession of the Premises if the Superior Lease is terminated. Nothing contained in this
Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

         Section 10.3. If requested by any Mortgagee, any Lessor or Landlord, Tenant shall promptly execute and deliver, at Tenant's


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



own cost and expense, any document in accordance with the terms of this Article 10, in recordable form, to evidence such subordination.

         Section 10.4. Landlord shall cause the Existing Mortgagees to enter into and deliver an agreement in recordable form with Tenant, substantially in the form annexed to this Lease as Schedule E. With respect to any Mortgage entered into after the date of this Lease (a "New Mortgage"), the provisions of
Section 10.1 of this Lease shall only operate to subject and subordinate this Lease to the New Mortgage if the holder of the New Mortgage shall unconditionally deliver a non-disturbance agreement to Tenant in the form generally used by the holder of such New Mortgage, provided the same contains terms that are customarily found in such agreements.

         Section 10.5. (A) As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Lessors and Mortgagees at such addresses as may have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, notifies Tenant within thirty (30) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

                  (B) Tenant shall not terminate, nor shall this Lease be terminable by Tenant, by reason of any termination of the Ground Lease, by summary proceedings or otherwise and Tenant shall, without further instruments of attornment, attorn to Ground Lessor (unless Ground Lessor, if not prohibited under the Ground Lease from doing so, elects, in writing, in connection therewith, to terminate this Lease and the right of Tenant to possession of the Premises). Tenant shall waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event the Ground Lease is terminated, and this Lease shall not be affected in any way whatsoever by any such proceeding or termination of the Ground Lease (unless and until Ground Lessor so elects to terminate this Lease and extinguish the leasehold estate demised hereunder).

         Section 10.6. (A) Tenant acknowledges that any Lessor may prohibit any modification of this Lease that purports to reduce the Rental, shorten the Term or otherwise materially adversely affect the rights of Landlord hereunder and may prohibit the cancellation or surrender of this Lease without the prior consent of the Lessor thereunder.



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                  (B) Notwithstanding any other provision contained in this
Lease to the contrary, and without in any way limiting the provisions of subsection (A) above, this Lease shall not be modified or amended so as to reduce the Rental, shorten the Term or otherwise materially adversely affect the rights of Landlord hereunder, nor shall Landlord permit the cancellation or accept the surrender of this Lease, without the prior written consent of Ground Lessor in each instance, which consent Ground Lessor shall not unreasonably withhold, except that Ground Lessor's consent shall not be required (i) to the termination of this Lease by reason of a default on the part of Tenant hereunder or to the institution or prosecution of any action or proceeding against Tenant by reason of such a default or to the execution of any judgment, warrant or other mandate obtained therein, or (ii) if at the time of such modification or amendment, (y) fewer than five years (including any exercised renewal options) shall then remain in the Term of this Lease, or (z) the annual Fixed Rent payable hereunder (and under any other leases between Landlord and Tenant of space in the Building) shall then be equal to or less than 10% of the gross rent roll per annum under all leases affecting the portion of the Building covered by the Ground Lease.

         Section 10.7. Landlord represents and warrants to Tenant that as of the date of this Lease, Landlord is the tenant under the Ground Lease and has full power and authority to enter into this Lease.

         Section 10.8. At any time and from time to time upon not less than ten
(10) days' prior notice to Tenant by Landlord or a Lessor or Mortgagee, Tenant shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Landlord, Lessor or Mortgagee, as the case may be, may designate, in form reasonably satisfactory to Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced (and, if so, the Commencement Date and the Fixed Expiration Date) and whether Fixed Rent and Additional Rent have become payable hereunder and, if so, the first date on which Fixed Rent became payable and the dates to which they have been paid;
(iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such Event of Default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether any commitments, arrangements or understandings made to induce Tenant to enter into this Lease have been satisfied; (vi) whether any improvements required to be made by Landlord to prepare the Premises for Tenant's occupancy have been completed in accordance with this Lease; (vii) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such


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



claim; (viii) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (ix) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (x) such further information with respect to the Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord, any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage.


                                   ARTICLE 11

                              RULES AND REGULATIONS

         Section 11.1. Tenant and Persons Within Tenant's Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations.


                                   ARTICLE 12

                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

         Section 12.1. (A) No Tenant shall entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any injury or damage to persons or property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and Landlord's agents shall not be liable for any damage to any of Tenant's Property or for interruption of Tenant's business, however caused, including but not limited to, damage caused by other tenants or persons in the Building or caused by construction of any private, public or


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



quasi-public work. Landlord shall not be liable for any latent defect in the Premises or in the Building (notwithstanding Landlord's obligation to repair any such latent defect under the circumstances set forth in Section 7.3 of this Lease). Nothing contained in this Section 12.1 shall relieve Landlord from any liability to Tenant resulting from the wilful misconduct or negligence of Landlord or its employees, contractors or agents.

                  (B) If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason, including Landlord's own acts, or if any of such windows are permanently closed, darkened or covered by reason of any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant's obligations hereunder nor constitute an eviction.

                  (C) Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

         Section 12.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability insurance (hereinafter collectively referred to as "Building Insurance"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not knowingly do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease (and if Tenant shall do any of the foregoing, Tenant shall, upon demand by Landlord, immediately cease doing same).

         Section 12.3. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

         Section 12.4. (A) At Tenant's own cost and expense, Tenant shall obtain, maintain and keep in full force and effect during the Term, commercial general liability insurance (without


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



deductible) (including broad form property damage coverages). The limits of liability shall not be less in a combined single limit amount of Five Million and 00/100 ($5,000,000.00) Dollars per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than $2,000,000 and an excess (or "Umbrella") liability policy affording coverage, at least as broad as that approved by the primary commercial general liability policy, in an amount not less than $3,000,000. Landlord, the Manager, any Lessors, and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease. All said policies of insurance shall be written as "occurrence" policies. Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within 30 days after Landlord's request, obtain such insurance coverage, at Tenant's expense.

                  (B) Tenant, at Tenant's sole cost and expense, shall maintain all risk insurance with deductible in amounts reasonably satisfactory to Landlord, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations, and leasehold improvements including any made by Landlord to prepare the Premises for Tenant's occupancy and Tenant's Property. All said policies shall cover the full replacement value of the Alterations, leasehold improvements and Tenant's Property.

                  (C) All policies of insurance shall be: (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by insurance companies rated in Best's Insurance Guide or any successor thereto (or if there is none, an organization having a national reputation) as having a general policy holder rating of "A" and a financial rating of at lease "13", and which are licensed to do business in the State of New York. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord either (a) the policies of insurance or (b) certificates thereof with a copy of the declaration page, and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate (with a copy of the declaration page) in lieu thereof. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any Lessors and Mortgagees at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of each and every notice sent to Tenant by Tenant's insurer.

                  (D) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be


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



obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

                  (E) Notwithstanding the limits of insurance specified in this
Section 12.4, Tenant agrees to defend, protect, indemnify and hold harmless Landlord, the Manager, any Lessors, Mortgagees and the Indemnitees from and against all damage, loss, liability, cost and expense (including engineers', architects' and attorneys' fees and disbursements) resulting from any of the risks referred to in this Section 12.4. The foregoing obligation of Tenant shall be and remain in full force and effect whether or not Tenant has placed and maintained the insurance specified in this Section 12.4, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Tenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Landlord from one or more of said insurance companies by reason of injury, damage or loss sustained on the Premises.

         Section 12.5. (A) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, leasehold improvements and Tenant's Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant's rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.5 shall be null and void as to the


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



risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

                  (B) The waiver of subrogation referred to in Section 12.5(A) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.5 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.


                                   ARTICLE 13

                       DESTRUCTION BY FIRE OR OTHER CAUSE

         Section 13.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, to substantially their condition immediately prior to such damage but in no event greater than the scope of Landlord's construction of the Premises on the Commencement Date; and, if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant's Control, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

         Section 13.2. Landlord shall not be liable for any inconve-nience or annoyance to Tenant or injury to the business of Tenant


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



resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant's Property, Tenant's Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

         Section 13.3.  (A)     Notwithstanding anything to the contrary
contained in Sections 13.1 and 13.2 above, in the event that:

                  (i) the Building shall be damaged by a fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Building); or

                  (ii) the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable (and at least 150,000 rentable square feet of the Building other than the Premises shall also have been totally or substantially damaged or shall be rendered wholly or substantially untenantable); or

                  (iii) there shall be any damage to the Premises within the last two (2) years of the Term (or, if Tenant shall have duly exercised its option to renew the Term of this Lease for the Renewal Term pursuant to Article 37 of this Lease prior to such damage, of the Renewal Term) wherein the cost of repair exceeds an amount equal to six (6) Monthly Installments of Fixed Rent, then Landlord may, in Landlord's sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice (which date shall not be sooner than the thirtieth day after such notice is given) with the same effect as if that date were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date, or, if the Premises shall have been rendered untenantable by such damage and Tenant does not, in fact, use the Premises during such 120 day period, as of the date of such damage. Notwithstanding the foregoing, if Tenant shall duly exercise any option to renew the Term of this Lease within 15 days after Landlord shall have notified Tenant that Landlord is terminating this Lease, then Landlord's exercise of its right to terminate this Lease by reason of the provisions of Section 13.3(A)(iii) shall be deemed null and void and this Lease shall continue as if such notice of termination had not been given by Landlord.



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                  (B) Notwithstanding anything to the contrary contained in this
Section 13.3, upon the written request of Tenant, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds 12 months, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant's receipt of such estimate. If the period to repair set forth in any such estimate shall be for less than 12 months (or if the period to repair set forth in any such estimate exceeds 12 months and Tenant does not elect to terminate this Lease), but the repairs shall not have been substantially completed after the expiration of 12 months from the date of such damage (subject to extension of such period by reason of Unavoidable Delays), Tenant may notify Landlord that Tenant intends to terminate this Lease unless the repairs shall be substantially completed within 60 days after the date Tenant's notice is given to Landlord. If such repairs shall not have been substantially completed by such 60th day, Tenant may elect to terminate this Lease on notice to Landlord given within the 10 day period following such 60th day. If Tenant exercises either of such elections, this Lease and the term and estate hereby granted shall expire as of the 30th day after notice of such election given by Tenant, with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such termination date.

         Section 13.4. Except as may be provided in Section 12.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord's insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 13.5. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.


                                   ARTICLE 14

                                 EMINENT DOMAIN

         Section 14.1. If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this


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



Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent, Tenant's Tax Share and Tenant's Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease, provided that Landlord shall elect to terminate leases affecting at least 50% of the office space in the Building (including the Premises); and (3) if the part of the Real Property so acquired or condemned contains more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of this Lease. If any such thirty (30) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord's cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant's Alterations and Tenant's Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

         Section 14.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant's Property included in such taking, and for any moving expenses, so long as Landlord's award is not reduced thereby.

         Section 14.3. If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice


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



thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

                  (1) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that if, by reason of such acquisition or condemnation, changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 14.1; or

                  (2) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (1) above; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease expires prior to the restoration of the Premises.


                                   ARTICLE 15

                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

         Section 15.1. Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant's interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord.

         Section 15.2. If Tenant's interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by,


\DMS\KWS\40736.5
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



any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord's consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant's primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord's forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section
15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

         Section 15.3. (A) For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any general or limited liability company, partnership tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interest in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange,
(ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or of the issued


\DMS\KWS\40736.5
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



and outstanding membership interests in a limited liability company tenant or subtenant and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, in a single transaction or a series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenant so that the shareholders or members of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interest of such tenant or subtenant, shall be deemed an assignment of this Lease, except that the issuance or increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, as part of a public offering or "stock-split" of such capital stock of such tenant or subtenant shall not be deemed to be an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, (v) a modification, amendment or extension of a sublease shall be deemed a sublease; and (vi) the change or conversion of Tenant to a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of a limited liability shall be deemed an assignment. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 15.

                  (B) The provisions of clauses (a), (c) and (d) of Section 15.1 and Section 15.4(B)(3)(iii) shall not apply to transactions with a corporation or a limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant's assets are transferred (provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease and as of the date immediately prior to such merger or transfer, whichever is greater) or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses (a), (c) and (d) of Section
15.1 apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated.

                  (C) The term "control" as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation or the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the


\DMS\KWS\40736.5
                                      -47-
direction of the management and policies of that corporation, whether through the ownership of voting securities, by contract or otherwise, (ii) in the case of a general or limited liability partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interest of the partnership or the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of that general or limited liability partnership, whether through the ownership of a partnership interest, by contract or otherwise, (iii) in the case of a limited partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership or the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of that limited partnership, whether through the ownership of a general partnership interest, by contract or otherwise, and (iv) in the case of a limited liability company, shall mean ownership of more than fifty (50%) percent of the membership interests of such limited liability company or the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of that limited liability company, whether through the ownership of a membership interest, by contract or otherwise.

         Section 15.4. (A) Landlord shall not unreasonably withhold or delay its consent to a proposed subletting of the Premises, or an assignment of this Lease, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 15.4 to the Premises shall, unless the context otherwise requires, refer to such portion):

                           (1)  in the case of a proposed subletting, the
listing for subletting of the Premises shall not have included a proposed rental rate that is less than the prevailing rate (the "Prevailing Rate") set by Landlord for comparable space in the Building for a comparable term (or if comparable space for a comparable term is not available in the Building, the fair market rental rate for comparable space for a comparable term, as reasonably determined by Landlord);

                           (2)  without the prior consent of Landlord,
neither the name nor the address of the Building shall be used in any advertising for subletting of the Premises (or portion thereof) or an assignment of this Lease;

                           (3)  no Event of Default shall have occurred and
be continuing;

                           (4)  the proposed subtenant or assignee shall have
a financial standing, be of a character and be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the


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



Building and will not cause excessive demands on the Building
Systems;

                           (5)  if Landlord has or within six (6) months
thereafter reasonably expects to have comparable space available in the Building, the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of space in the Building (other than an existing subtenant of Tenant in the Premises); or (y) a tenant in or occupant of the Building or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant (other than an existing subtenant of Tenant in the Premises);

                           (6)  any subletting shall be expressly subject to
all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others (except in accordance with the terms of this Lease), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed in accordance with this Section 15.4;

                           (7)  no subletting shall be for less than one-half
of the Premises and shall be regular in shape and at no time shall there be more than two (2) occupants, including Tenant, on the floor of the Building in which the Premises is situated, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms;

                           (8)  Tenant shall reimburse Landlord on demand for
any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, reasonable attorneys' fees and disbursements, and the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant;

                           (9)  any sublease shall expressly provide that in
the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent unless previously approved by Landlord, (iv) bound by any


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



covenant made by Tenant to such subtenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, re-entry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord's expense;

                           (10) Tenant shall have complied with the
requirements of paragraph (D) of this Section 15.4; and

                           (11) The nature of the occupancy, the use and the
manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord's option, shall have furnished Landlord with such security as Landlord may reasonably require to assure that such subtenant or assignee shall so comply.

                  (B) (1) Should Tenant agree to assign this Lease, other than by an assignment contemplated by Section 15.3, Tenant shall deliver to Landlord as soon as that agreement is consummated, but no less than 45 days prior to the effective date of the contemplated assignment, an executed counterpart of such agreement, and all ancillary agreements with the proposed assignee, and Landlord shall then have the right to elect, by notifying Tenant within 30 days of such delivery, (i) to terminate this Lease as of such effective date as if such date were the Fixed Expiration Date set forth in this Lease, or (ii) to accept the assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment that shall be effective as of such effective date.

                           (2)      In the event that this Lease shall be
assigned to Landlord or Landlord's designee or if the Premises shall be sublet to Landlord or Landlord's designee pursuant to Section 15.4(B)(3), the provisions of any such assignment or sublease and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a Mortgage or of a Superior Lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

                           (3)  Should Tenant agree to sublet the Premises or
any portion thereof, other than by a sublease contemplated by


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



Section 15.3, Tenant shall deliver to Landlord, as soon as that agreement is consummated, but no less than 45 days prior to the effective date of the contemplated sublease, an executed counterpart of the proposed sublease and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within 30 days of such delivery, (i) in the case of a proposed subletting for substantially the remainder of the Term, to terminate this Lease as to the portion of the Premises affected by such proposed subletting or as to the entire Premises in the case of a subletting thereof, as of such effective date, (ii) in the case of a proposed subletting of the entire Premises for substantially the remainder of the Term, to accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment that shall be effective as of such effective date, or (iii) to accept a sublease (a "Recapture Sublease") from Tenant of the portion of the Premises affected by such proposed subletting or the entire Premises in the case of a proposed subletting thereof (such sublet premises, the "Recapture Space") for the same term as the proposed sublease, and Tenant shall then promptly execute and deliver such Recapture Sublease to Landlord or Landlord's designee (the subtenant under such Recapture Sublease, the "Recapture Subtenant"), commencing with such effective date.

                  (C) (1) If Landlord shall exercise its option set forth in
Section 15.4(B)(3)(iii) to enter into a Recapture Sublease, such Recapture Sublease shall:

                                    (a)  be at a rate, at all times throughout
the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the rate set forth in the proposed sublease;

                                    (b)  otherwise be upon the same terms and
conditions as those contained in the proposed sublease and the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (C);

                                    (c)  give the Recapture Subtenant the
unqualified and unrestricted right, without Tenant's permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space;

                                    (d)  provide in substance that any such
changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired;



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                                    (e)  provide that (i) the parties to such
Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties,
(ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the Recapture Subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean; and

                                    (f)  provide that the Recapture Subtenant or
occupant shall use and occupy the Recapture Space for any lawful purpose approved by Landlord.

                           (2)      Until the termination of a Recapture
Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease.

                           (3)      If Recapture Subtenant is unable to give
Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease until the date upon which Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, (x) neither the Expiration Date nor the validity of this Lease shall be affected, (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of Landlord or Recapture Subtenant to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Recapture Subtenant, at Recapture Subtenant's expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceeding against the occupant of such Recapture Space. If Recapture Subtenant shall fail to institute and/or diligently and in good faith prosecute holdover or other appropriate proceedings against the occupant of such Recapture Space, Tenant shall be entitled, after written notice to Landlord


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



and Recapture Subtenant, to prosecute the same in Recapture Subtenant's name, and Recapture Subtenant shall reimburse Tenant for the reasonable cost thereof on demand.

                           (4)      The failure by Landlord to exercise its
option under Sections 15.4(B) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment or any subsequent subletting or assignment.

                  (D) Tenant shall deliver to Landlord, within five (5) days after execution thereof by Tenant, but at least 45 days prior to the effective date of the contemplated sublease or assignment, an original counterpart of any executed sublease or instrument of assignment, together with (i) Tenant's and the subtenant's (or assignee's) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties to the sublease or assignment and (ii) all reports, returns, questionnaires and other documents required to be filed under Article 31 of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code.

         Section 15.5. (A) If Tenant sublets any portion of the Premises, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the "Sublease Additional Rent"), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's Property and Alterations less the then undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), after deducting from the total consideration payable under the sublease the following reasonable expenses actually paid by Tenant to unrelated third parties in connection with such subletting and not reimbursed by the subtenant: Brokerage commissions, advertising costs and attorneys' fees and disbursements (of non-employees of Tenant). Upon request from Landlord, Tenant shall supply Landlord with satisfactory evidence of such deducted expenses. Such Sublease Additional Rent shall be payable as and when received by Tenant.

                  (B) Landlord may, by notice to Tenant, elect to waive the benefits of this Section 15.5, for any month or months, prospectively or retroactively. Any retroactive waiver shall be accompanied by a return to Tenant of all Sublease Additional Rent theretofore paid to and retroactively waived by Landlord for the months in question.



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         Section 15.6. (A) If Tenant shall assign this Lease, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's Property and Alterations less the then undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), after deducting from the total consideration payable under the sublease the following reasonable expenses actually paid by Tenant to unrelated third parties in connection with such assignment and not reimbursed by the assignee: Brokerage commissions, advertising costs and attorneys' fees and disbursements (of non-employees of Tenant). Upon request from Landlord, Tenant shall supply Landlord with satisfactory evidence of such deducted expenses. Such Additional Rent shall be payable as and when received by Tenant from the assignee.

                           (B)      Landlord may, by notice to Tenant, elect to
waive the benefits of this Section 15.6, prospectively or retrospectively. Any retroactive waiver shall be accompanied by a return to Tenant of all amounts theretofore paid to and retroactively waived by Landlord.

         Section 15.7. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys' fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

         Section 15.8. Tenant shall not sublease any portion of the Premises or assign this Lease to any Person where the payment of any item of rent under the sublease or Rental under this Lease depends in whole or in part on the income or profits derived by any such Person from the Premises, other than amounts based on a fixed percentage of gross receipts or gross sales.


                                   ARTICLE 16

                               ACCESS TO PREMISES

         Section 16.1. (A) Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided the same do not interfere with Tenant's use of the Premises or decrease the usable area thereof by more than a de minimis amount. Landlord, any Lessor or such party's agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable


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



prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions (i) as Landlord may deem necessary to the Premises (or as Landlord is otherwise entitled to make under this Lease to the Premises), or to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to any other portion of the Building, or (ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise (except as otherwise expressly set forth in this Lease). Notwithstanding the foregoing, for purposes of showing the Premises to prospective lessees, Landlord shall only be entitled to enter the Premises, (i) during the 12 months immediately prior to the Fixed Expiration Date, upon reasonable prior notice (which may be oral), or (ii) at any time after an Event of Default under this Lease, without notice to Tenant.

                  (B) Any work performed or installations made pursuant to this
Article 16 shall be made with reasonable diligence and otherwise pursuant to
Section 7.3.

                  (C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 16 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

         Section 16.2. If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents accord reasonable care to Tenant's Property), and without in any manner affecting this Lease.

         Section 16.3. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided


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                                      -55-
any such change does not unreasonably interfere with, or deprive Tenant of access to, the Building or the Premises, and provided, further, that if Landlord changes the location of the doorway to the Premises, Landlord shall first notify Tenant thereof (which notice may be oral); to put so-called "solar film" or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.


                                   ARTICLE 17

                                    RESERVED


                                   ARTICLE 18

                                     DEFAULT

         Section 18.1. Each of the following events shall be an "Event of Default" under this Lease:

                  (A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due and for five (5) days thereafter of any other item of Rental; provided, however, that the first occasion during each Lease Year on which Tenant shall default in the payment when due of an installment of Fixed Rent shall not constitute an Event of Default hereunder until the fifth day after Landlord shall have given Tenant written notice of such default; or

                  (B) if Tenant shall fail more than two (2) times in any Lease Year to make a payment when due of any Rental, and Landlord shall have given Tenant notice after the second such occurrence advising Tenant of such occurrences; or

                  (C) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor-in-interest of any other space in the Building, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or



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



                  (D) if the Premises shall become vacant for more than 60 days or shall be abandoned; or

                  (E) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

                  (F) if Tenant shall generally not, or shall be unable to, or shall admit in writing Tenant's inability to, as to any obligation, pay Tenant's debts as they become due; or

                  (G) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (H) if Tenant shall make a general assignment for the benefit of creditors; or

                  (I) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either
(i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

                  (J) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant's property which results in the entry of an order for any such relief which is not vacated, discharged, stayed or bonded pending appeal within sixty
(60) days from the entry thereof; or

                  (K) if Tenant shall take any action in furtherance of, or indicating Tenant's consent to, approval of, or acquiescence


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



in, any of the acts set forth in subsections 18.1(G), (H), (I) and/or (J) above and/or subsection 18.1(L) below; or

                  (L) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days; or

                  (M) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within 20 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of 20 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said 20 day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 20-day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

         Section 18.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord's option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(G), (I) or (J), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days' notice to


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Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

         Section 18.3. If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease has been assigned, the word "Tenant" as used in Section 18.1(G), (I) or
(J), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(G), (I) or (J) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under
Section 18.2.


                                   ARTICLE 19

                              REMEDIES AND DAMAGES

         Section 19.1. (A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

                           (1) Tenant shall quit and peacefully surrender the
Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

                           (2)  Landlord, at Landlord's option, may relet the
whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord's sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises


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



or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such Alterations, in and to the Premises as Landlord, in Landlord's sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words "re-entry", "re-enter" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         Section 19.2. (A) If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (1)  Tenant shall pay to Landlord all Fixed Rent,
Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                           (2)  Tenant also shall be liable for and shall pay
to Landlord, as damages, any deficiency ("Deficiency") between


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



the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                           (3)  whether or not Landlord shall have collected
any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at four (4%) percent per annum less than the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the term "Escalation Rent" as used in Section 19.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 3 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or


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damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.


                                   ARTICLE 20

                                FEES AND EXPENSES

         Section 20.1. If (i) an Event of Default shall occur under this Lease, or (ii) Tenant does or permits any act or thing upon the Premises that would cause Landlord to be in default under any Superior Lease or Mortgage and Tenant does not cure such act or thing within 15 days (or such shorter period as Landlord may be permitted pursuant to any Superior Lease or Mortgage) after notice thereof, or (iii) Tenant fails to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten
(10) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined (whether or not any such proceeding results from a default by Tenant under this Lease).

         Section 20.2. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five
(5) Business Days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due, without regard to any such grace period, to and including the date of payment.


                                   ARTICLE 21

                         NO REPRESENTATIONS BY LANDLORD

         Section 21.1. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth


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



herein. Tenant shall accept possession of the Premises in its "as-is" condition on the Commencement Date, and Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, except that prior to the Commencement Date, Landlord shall replace the water damaged ceiling tiles located in the women's lavatory in the Premises. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Schedule A. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever. Nothing contained in this Section 21.1 shall relieve Landlord of its obligation to pay Tenant Landlord's Contribution in accordance with Section 6.4 this Lease.


                                   ARTICLE 22

                                   END OF TERM

         Section 22.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible pursuant to the provisions of Article 13 excepted, and Tenant shall remove all of Tenant's Alterations as may be required pursuant to Article
6. Tenant shall also remove all of Tenant's Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant's Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant's Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

         Section 22.2. If the Expiration Date falls on a day which is not a Business Day, then Tenant's obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.


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         Section 22.3. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.

         Section 22.4. If the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

         Section 22.5. Tenant's obligation under this Article shall survive the expiration or termination of this Lease.


                                   ARTICLE 23

                                     OMITTED


                                   ARTICLE 24

                                    NO WAIVER

         Section 24.1. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

         Section 24.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have


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originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.


                                   ARTICLE 25

                             WAIVER OF TRIAL BY JURY

         Section 25.1. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.


                                   ARTICLE 26

                              INABILITY TO PERFORM

         Section 26.1. This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants


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



and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control ("Unavoidable Delays").


                                   ARTICLE 27

                                BILLS AND NOTICES

         Section 27.1. (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in either case addressed:

                  if to Tenant, (a) at Tenant's address set forth in this Lease, if given prior to Tenant's taking possession of the Premises, or (b) at the Building, if given subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to David Griffin, Esq., Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, or

                  if to Landlord at Landlord's address set forth in this Lease, Attn: Mr. Brian F. Zywiciel, Managing Director, with a copy to GE Capital Investment Advisors, One Boston Place, 18th Floor, Boston, Massachusetts 02108, Attn: Mr. Daniel J. Bradley, Asset Management, and with a copy to any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27.



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                  (B) Notices shall be deemed to have been rendered or given (a)
on the date delivered, if delivered by hand, or (b) two Business Days after the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

         Section 27.2. (A) Notwithstanding the provisions of Section 27.1, Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

                  (B) If there shall occur any interruption of certified and registered mail service, lasting more than five (5) consecutive Business Days, Notices may be given by telegram or telecopy (fax).


                                   ARTICLE 28

                             SERVICES AND EQUIPMENT

         Section 28.1.  Landlord shall, at Landlord's expense:

                  (A) Provide passenger elevator service to the Premises on Business Days during Operating Hours and, subject to Section 28.3, have one elevator on call at all other times. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.

                  (B) Provide one (1) freight elevator serving the Premises on call on a "first come, first served" basis on Business Days during Operating Hours, and on a reservation, "first come, first served" basis from 6:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days.

                  (C) Maintain and repair the HVAC System installed by Landlord, except for those repairs which are the obligation of Tenant pursuant to Article 7 of this Lease. The HVAC System will be operated by Landlord as and when required by law, or for the comfortable occupancy of the Premises (as reasonably determined by Landlord) during the applicable seasons on Business Days during Operating Hours, and, upon the request of Tenant, at other hours at Landlord's customary charge therefor; provided that Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the HVAC System is in operation and the position of the sun shall cause the Premises to be uncomfortably warm and shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC


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System. The on-floor portion of the HVAC System will be controlled by Landlord, except for the thermostatic controls within the Premises. Tenant agrees to maintain the thermostatic controls within the Premises set within the range of settings mandated by any Requirements for temperature or energy related matters. Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 28.3, but nothing contained in this sentence shall relieve Landlord from any liability to Tenant resulting from the wilful misconduct or negligence of Landlord or its employees, contractors or agents. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more than an average of one person for each one hundred (100) square feet in any separate room or area or if Tenant shall install and operate machines, incandescent lighting and appliances the total connected electrical load in excess of the Building's electrical specifications, as determined by Landlord's consulting engineers. If Tenant shall occupy the Premises at an occupancy rate of greater than that for which the HVAC System was designed, or if the total connected electrical load is in excess of the Building's electrical specifications, as determined by Landlord's consulting engineers, or if Tenant's partitions shall be arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the reasonable cost thereof shall be reimbursed by Tenant to Landlord, as Additional Rent, within 20 days after presentation of a bill therefor. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant nor Persons Within Tenant's Control shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations, except as set forth herein with respect to the thermostatic controls within the Premises. Without in any way limiting anything set forth in this subparagraph (C), within a reasonable time after Tenant's request, Landlord shall give Tenant written notice of the Building's electrical specifications, as determined by Landlord's consulting engineers.

                  (D) Furnish hot and cold water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that


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Tenant shall install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's out-of-pocket cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water) as measured by said meter or meters or as otherwise measured, including sewer rents, as Additional Rent within 20 days after bills are rendered.

                  (E) Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, shall cause the Premises, excluding any portions thereof used as security areas or used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days in accordance with the cleaning specifications annexed to this Lease as Schedule C. Tenant shall pay to Landlord as Additional Rent on demand Landlord's extra charges, actually paid by Landlord to Landlord's cleaning contractor for the Building, for cleaning work in the Premises or the Building required because of
(i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees, (ii) use of portions of the Premises for the storage, preparation, service, or consumption of food or beverages, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes, (iii) any glass surfaces other than exterior Building windows and other glass surfaces required to be cleaned pursuant to Schedule C, (iv) non-Building standard materials or finishes installed by Tenant or at its request, (v) increase in frequency or scope of any of the items set forth in Schedule C requested by Tenant, and (vi) the use of the Premises by Tenant after hours. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord as Additional Rent the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building (x) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord's cleaning contract for the Building or recommended by Landlord's cleaning contractor, and (y) to the extent Landlord shall incur extra charges to Landlord's cleaning contractor for the Building related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as Additional Rent within 20 days after the time rendered. Tenant, at Tenant's expense, shall cause the Premises to be exterminated on a monthly basis to the satisfaction of Landlord and additionally shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily


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in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord (which approval shall not be unreasonably withheld). If so requested by Landlord, Tenant, at Tenant's expense, shall store any refuse generated by the consumption of food or beverages on the Premises in a cold box or similar facility.

                  (F) If the "sprinkler system" installed in the Building or any of its appurtenances are damaged or injured or not in proper working order by reason of any act or omission of Tenant or of Persons Within Tenant's Control, Tenant shall forthwith restore the same to good working condition at Tenant's expense; and if the New York Board of Fire Underwriters or the New York Insurance Rating Organization or any Government Authority requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (pursuant to submission of necessary engineering plans and specifications for Landlord's approval).

         Section 28.2. The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary freight elevator facilities or HVAC to the Premises during periods ("Overtime Periods") other than on Business Days during Operating Hours. Accordingly, if Landlord furnishes any such freight elevator facilities or HVAC to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services at the standard rates then fixed by Landlord for the Building or if no such rates are then fixed, at comparable rates then being charged by first-class office buildings in the Borough of Manhattan, the City and State of New York. Notwithstanding the foregoing, there shall be no charge to Tenant for up to four hours (in the aggregate) of use of freight elevator facilities during Overtime Periods in connection with Tenant's initial move into the Premises for the conduct of its business therein. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services, which notice must be given prior to 2:30 p.m. on the Business Day upon which such services are needed by Tenant or if such services are needed on a day other than a Business Day, such notice must be given prior to 2:30 p.m. on the Business Day immediately preceding the day upon which such services are needed. If Tenant shall fail to give Landlord such advance notice, then Landlord shall have no liability whatsoever to Tenant, for any annoyance or inconvenience, or any injury from


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interruption of Tenant's business or otherwise, for so failing to furnish any such services during such Overtime Periods. Any such failure, whether or not notice shall have been given, and whether or not in Overtime Periods, shall not, in any event, constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, except as provided in
Section 28.3(B).

         Section 28.3. (A) Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when (and only for so long as it shall be) necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Nothing contained in this Section 28.3 shall relieve Landlord from liability to Tenant resulting from the wilful misconduct or negligence of Landlord or its employees, contractors or agents.

         (B) If, by reason of Landlord's failure to make repairs or replacements required to be made by Landlord pursuant to this Lease (a "Landlord Failure"), a material portion of the Premises is rendered untenantable, and Tenant ceases to use such portion of the Premises for the conduct of its business and such Landlord Failure continues unremedied for more than twenty (20) consecutive Business Days after Tenant gives written notice to Landlord of the Landlord Failure and the fact that a material portion of the Premises has been rendered untenantable by reason of such Landlord Failure and that Tenant shall have ceased using such portion of the Premises for the conduct of its business, then the Fixed Rent and the Escalation Rent shall be abated during the time that such portion remains untenantable and unused by reason of such Landlord Failure after such twentieth (20th) Business Day, apportioned according to the rentable area of the Premises so rendered untenantable and unused. Nothing contained in this
Section 28.3(B) is intended to, or shall be deemed to, make any event described in or contemplated by Articles 13, 14, 26 or 34 or Sections 7.3 or 28.3(A) or any event resulting from


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



an act or omission of Tenant or Persons Within Tenant's Control a Landlord Failure.

         Section 28.4. Tenant agrees to abide by all requirements which Landlord may prescribe for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Requirements.

         Section 28.5. Landlord shall have no obligation to clean, repair, replace or maintain any "private" plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets on a floor) or the rooms in which they are located.

         Section 28.6. Subject to all of the provisions of this Lease governing Alterations, including (but not limited to) the submission of plans and specifications and the obtaining of Landlord's consent to same as required under
Article 6, Tenant at Tenant's sole cost and expense, shall have the right to install a supplemental air-conditioning system in the Premises for up to ten tons of air-conditioning. Landlord shall make available to Tenant for its use on a twenty-four (24) hour a day, three hundred sixty-five (365) day a year basis throughout the Term, condenser water for up to ten tons of air-conditioning for Tenant's supplemental air-conditioning system. Tenant shall bear the cost of the condenser water supplied to Tenant's supplemental air-conditioning system and shall pay Landlord, as Additional Rent, for the condenser water supplied to Tenant's supplemental air-conditioning system at the standard rates then fixed by Landlord for making condenser water available for such cooling. Tenant shall pay the actual out-of-pocket cost incurred by Landlord for connecting Tenant's supplemental air-conditioning system to the condenser water line in the Building. On the date of this Lease, Landlord's Building standard charge for condenser water is $1,250 per ton per annum. Such amount may be increased from time to time after the date hereof, provided that Landlord shall not discriminate against Tenant in increasing same and further provided that any such increase shall be based upon an actual increase in Landlord's costs relating thereto.


                                   ARTICLE 29

                               PARTNERSHIP TENANT

         Section 29.1. If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as "Partnership Tenant"), or if Tenant's interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership
Tenant:


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(a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner assumes joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29); and (f) any present or future partner of Partnership Tenant who is no longer a partner of Partnership Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Partnership Tenant on the date of such default.


                                   ARTICLE 30

                                   VAULT SPACE

         Section 30.1. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government


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



Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.


                                   ARTICLE 31

                                      SIGNS

         Section 31.1. The location, size, materials, quality, design, color and lettering of any signs desired by Tenant shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld. Subject to the preceding sentence, Tenant shall be permitted to have the names "AMPEX" and "SHERBORNE" on its signs. At Landlord's option, Landlord may install any such signs, and Tenant shall pay all costs associated with such installation, as Additional Rent, within 20 days after demand therefor. Landlord shall provide Tenant with Tenant's Share of the available listings in the directory located in the Building lobby (but in no event less than 10 such listings) at no cost to Tenant (for the name of Tenant and any other Person occupying the Premises or any portion thereof pursuant to this Lease, and their respective officers and employees), provided, however, that if, during the Term, Tenant shall request that such names be changed or that one or more other names be included in such directory, Landlord shall furnish the same, provided that (x) there shall not be more than nine such other names in such directory at any one time and (y) Tenant shall pay Landlord's Building standard charge for the same).


                                   ARTICLE 32

                                     BROKER

         Section 32.1. (A) Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease other than the Broker. The execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any Person other than the Broker who claims to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

                  (B) Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease other than the Broker. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord acknowledges that Tenant has relied upon the


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foregoing representation and warranty. Landlord shall indemnify and hold harmless Tenant from and against any and all claims for commission, fee or other compensation by any Person other than the Broker who claims to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 33

                                    INDEMNITY

         Section 33.1. Tenant shall not do or permit any act or thing to be done upon the Premises or the Real Property that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect each Indemnitee fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant's Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant's occupancy of the Premises, except to the extent caused by the wilful misconduct or negligence of Landlord or its employees, contractors or agents. (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant's Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements, which attorneys' fees and disbursements shall be reasonable in the case of clauses (a), (b) and (c) above only) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Tenant shall be relieved of the foregoing indemnity obligations to the extent of any net insurance proceeds actually collected by Landlord.

         Section 33.2. If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee


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pursuant to the terms of this Lease, then, upon demand by the Indemnitee,
Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as the Tenant shall select, which attorneys (including, without limitation, attorneys for the Indemnitee's insurer) shall be subject to the approval of the Indemnitee, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, if such attorneys shall be defending both Tenant or any Persons Within Tenant's Control and an Indemnitee, such Indemnitee may retain its own attorneys to defend or assist in defending any claim, action or proceeding, and Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 34

                          ADJACENT EXCAVATION; SHORING

         Section 34.1. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental. Landlord hereby assigns to Tenant any claims which Landlord may have against said person to the extent that during the performance of such work, said person shall damage any of Tenant's Property located in the Premises.


                                   ARTICLE 35

                                SECURITY DEPOSIT

         Section 35.1. Tenant has deposited with Landlord on the signing of this Lease the Security Deposit either in cash or by Letter of Credit as provided in
Section 35.2, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event of the occurrence of an Event of Default, Landlord may use, apply or retain the whole or any part of any cash Security Deposit, or may draw the entire or a partial amount of the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the Event of Default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If


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Landlord applies or retains any portion or all of any cash Security Deposit or proceeds of the Letter of Credit, as the case may be, Tenant shall forthwith restore the amount so applied or retained so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page. Provided there is no uncured Event of Default, any balance of the cash Security Deposit or proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant within 30 days (or such longer period as shall be reasonable) after the Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

         Section 35.2. In lieu of a cash Security Deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a "Letter of Credit") issued and drawn upon any commercial bank approved by Landlord (which approval shall not be unreasonably withheld) which is a member of the United States Federal Reserve System with offices for banking purposes in the City of New York ("Issuing Bank"), which letter of credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord (and no other beneficiary) and be in the amount of the Security Deposit set forth in the Reference Page.
The Letter of Credit shall provide that:

                           (1) The Issuing Bank shall pay to Landlord or its
                  duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of a copy of the Letter of Credit and a sight draft in the amount to be drawn;

                           (2) The Letter of Credit shall be deemed to be
                  automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

                           (3) The expiration date of the Letter of Credit
                  delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date; and

                           (4) The Letter of Credit shall be transferable by Landlord as provided in Section 35.5.

         Section 35.3. Simultaneously with the delivery of the first Letter of Credit to Landlord, Tenant shall deliver to Landlord a


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letter from the Issuing Bank confirming that the Issuing Bank will honor any demand for payment made by Landlord in accordance with this Article 35. In the event that any replacement Letter of Credit is drawn on a bank other than the original Issuing Bank, Tenant shall deliver a similar letter of confirmation from such new Issuing Bank, together with or prior to the delivery of the replacement Letter of Credit.

         Section 35.4. Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit pursuant to the terms of this Article 35. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

         Section 35.5. In the event of the sale or lease of the Building or the Real Property, Landlord shall have the right to transfer the cash Security Deposit or Letter of Credit, as the case may be, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash Security Deposit or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash Security Deposit or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the cash Security Deposit or Letter of Credit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

         Section 35.6. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the cash Security Deposit or Letter of Credit deposited hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

         Section 35.7. If the Security Deposit shall be in cash, Landlord shall deposit the Security Deposit into an interest bearing account at a banking organization selected by Landlord.


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



All interest and/or dividends, if any, accruing on the Security Deposit, less a 1% per annum charge for administrative expense, shall be added to, held and included within the term Security Deposit and, provided that no Event of Default shall occur and be continuing, shall accrue to the account of Tenant. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.


                                   ARTICLE 36

                                 RENT REGULATION

         Section 36.1. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.


                                   ARTICLE 37

                                 OPTION TO RENEW

         Section 37.1. Provided that Tenant shall have performed fully, faithfully and in a timely manner all of its obligations (including the obligation to pay Fixed Rent and Additional Rent) under this Lease during the five-year period immediately preceding the giving of the Renewal Notice (as hereinafter defined) by Tenant, and this Lease shall be in full force and effect as of the date of the Renewal Notice and as of the Fixed Expiration Date and there shall not then be existing an Event of Default under this Lease, Tenant shall have one option to extend the Term of this Lease for the Renewal Term (as set forth in the Reference Page) commencing on the day after the Fixed Expiration Date. Such option shall be exercisable by written notice (the "Renewal Notice") to Landlord given not later than nine months prior to the Fixed Expiration Date. Notwithstanding the preceding sentence, Landlord, in its sole discretion, may waive


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



any Event of Default by Tenant and no such Event may be used by Tenant to negate the effectiveness of Tenant's exercise of this option. The Renewal Term shall constitute an extension of the initial Term of this Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the Term of this Lease in the Renewal Term,
(ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant's occupancy and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant,
(iii) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to the fair market rental value of the Premises as of the first day of the Renewal Term, and (iv) during the Renewal Term, (x) the term "Base Tax Factor" shall mean the Taxes payable for the Tax Year beginning July 1, 2007 and (y) the term "Base Operating Factor" shall mean the Operating Expenses paid or incurred with respect to the Operating Year beginning January 1, 2007. Fair market rental value shall be determined by taking into account (1) the condition of the Premises in its then "as is" condition, (2) that Landlord has no obligation to perform any work to prepare the Premises for Tenant's occupancy or to reimburse Tenant for any Alterations to be made by Tenant, (3) that Landlord has no obligation to give Tenant any free rent during the Renewal Term or any other rental concessions, and (4) that the Base Tax Factor and Base Operating Factor will be changed, but without taking into account the fact that (x) the Premises are then encumbered by this Lease giving Tenant the right to extend the Term and
(y) Landlord is not paying a full brokerage commission with respect to the Renewal Term as if such Term were a new lease of the Premises. Subject to clause
(iv) above, during the Renewal Term, all Escalation Rent that Tenant is obligated to pay under this Lease during the initial Term hereof shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the initial Term of this Lease.

         Section 37.2. If Tenant has given the Renewal Notice in accordance with
Section 37.1 of this Lease, the parties shall endeavor to agree upon the fair market rental value of the Premises, as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the fair market value for the Renewal Term within six months prior to the first day of the Renewal Term then the same shall be determined by two senior officers of recognized New York City leasing brokerage firms, one to be selected and paid for by Landlord and one to be selected and paid for by Tenant. The officers selected by the parties shall have at least 10 years experience in (i) the leasing of office space in the Borough of Manhattan, City of New York or (ii) the appraisal of first class office buildings in the Borough of Manhattan, City of New York. The determination of the parties so selected shall be in writing and shall be final and conclusive on Landlord and Tenant and shall constitute the amount described in Section 37.1(iii). If such officers are unable to


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



agree on such fair market rental value, they shall select another officer who shall have the same qualifications as are set forth in this Section 37.2 and the determination of a majority of such officers shall be binding upon Landlord and Tenant and shall constitute the amount described in Section 37.1(iii). The fee of the additional officer selected pursuant to the preceding sentence shall be shared equally by Landlord and Tenant. If, as of the commencement date of the Renewal Term, the amount of the Fixed Rent payable during the Renewal Term in accordance with this Article 37 shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent equal to the Fixed Rent payable pursuant to Article 2 of this Lease in respect of the last year of the initial Term of this Lease. After the final determination of the Fixed Rent payable for the Renewal Term, the parties promptly and appropriately shall adjust rental payments theretofore made during the Renewal Term and shall execute a written agreement specifying the amount of the Fixed Rent as so determined. Any failure of the parties to execute such written agreement shall not affect the validity of the Fixed Rent as so determined.

         Section 37.3. It is an express condition of the option granted to Tenant pursuant to the terms of this Article 37 that time is of the essence with respect to Tenant's exercise of such option within the period above provided.



                                   ARTICLE 38

                           COVENANT OF QUIET ENJOYMENT

         Section 38.1. Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of any termination of any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord's interest, is in possession and is collecting rent from Tenant but not thereafter.




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



                                   ARTICLE 39

                                  MISCELLANEOUS

         Section 39.1. This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

         Section 39.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 39.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. Notwithstanding the foregoing, Landlord under this Lease shall remain obligated to pay Tenant the full amount of the Landlord's Contribution after the sale, conveyance, assignment or transfer by Landlord. No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the "Parties") shall have any direct or personal liability for the performance of Landlord's obligations under this Lease, and Tenant shall look solely to Landlord's interest in the Real Property (or the proceeds from the sale thereof) to enforce Landlord's obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

         Section 39.3. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

         Section 39.4. Neither this Lease nor any memorandum of this Lease shall be recorded.

         Section 39.5. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably,


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Tenant hereby waives any claim for damages against or liability of Landlord that
Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 39.5.

         Section 39.6. Landlord shall have the right at any time, and from time to time, to amend unilaterally the economic provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rental paid by Tenant to Landlord hereunder is, or may be, taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents necessary to confirm any such amendment, provided that no such amendment shall increase Tenant's payment obligations or other liability under this Lease nor reduce Landlord's obligations hereunder nor change the Term of this Lease nor materially and adversely affect the rights or economic obligations of Tenant under this Lease.

         Section 39.7. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to two (2) times the Rental payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

         Section 39.8. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

         Section 39.9. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to


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



any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         Section 39.10. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use, provided that Tenant and its employees shall not be denied access to the Premises.

         Section 39.11. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 39.11 shall survive the expiration of this Lease.

         Section 39.12. Simultaneously by the execution and delivery of this Lease, and thereafter if requested by Landlord, Tenant shall deliver to Landlord a certificate in the form of Schedule D annexed to this Lease, duly executed and acknowledged relating to the Employee Retirement Income Security Act of 1974, as amended.

         Section 39.13. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. Except as provided in Section 39.6, this Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought and (c) is permissible under the Mortgage(s) and the Superior Lease(s).

         Section 39.14. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

         Section 39.15. The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease.

         Section 39.16. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to


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



be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

         Section 39.17. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

         Section 39.18. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

         Section 39.19. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent or approval of the Lessor and/or the Mortgagee is required, Landlord shall not be required to give its consent or approval until and unless such Lessor and/or such Mortgagee has given its consent or approval.

         Section 39.20. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

                  (a) The words "herein", "hereof", "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

                  (b) Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

                  (c) Reference to Landlord as having "no liability" or being "without liability" shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent (except as otherwise specifically provided in this Lease), or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

                  (d) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law.


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



         Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                  (e) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

                  (f) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

         Section 39.19. If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent to any subletting or assignment in accordance with the provisions of
Article 15, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section. Within five Business Days following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five Business Days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five Business Days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten years of continuous experience in the business of owning or managing real estate in the Borough of Manhattan, The City of New York. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five Business Days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of


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



the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any award rendered in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                    LANDLORD:

                                    TRST NEW YORK, INC.


                                    By:_______________________________
                                       Name:
                                       Title:

                                    LAFP NEW YORK INC.


                                    By:_______________________________
                                       Name:
                                       Title:

                                    THE ALASKA PERMANENT FUND


                                    By:_______________________________
                                       Name:
                                       Title:


                                    TENANT:

                                    AMPEX CORPORATION


                                    By:_______________________________
                                       Name:
                                       Title:



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



                                   SCHEDULE A

                           FLOOR PLAN OF THE PREMISES

                                [to be inserted]




















              ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE



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                                       A-1

                                   SCHEDULE B

                              RULES AND REGULATIONS


         1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from any premises.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of any premises, without the prior written consent of Landlord, unless installed by Landlord.

         3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of any premises or Building or on windows or corridor walls, or be readily visible from the street or any public atrium. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at the tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any notice or liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

         4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed outside of any premises.

         5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules, or be readily visible from the street or any public atrium, without the prior written consent of Landlord.

         6. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord, on demand, all out-of-pocket costs incurred by Landlord in connection with the review of same, including the services of any architect, engineer and/or attorney employed by Landlord to review said plan, agreement or document.

         7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which


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                                       B-1
they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensee, shall have caused the same.

         8. No tenant or occupancy shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant, except in accordance with, and as permitted under, the Lease of which these Rules and Regulations are a part. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

         9. No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises. No cooking shall be done or permitted by Tenant on said premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for eating light snacks and beverages. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or emanate from any premises.

         10. No space in the Building shall be used for the manufacturing or distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods or property of any kind.

         11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, or windows or down the passageways.

         12. Except as otherwise permitted under the Lease of which these Rules and Regulations are a part, no tenant, nor any of the tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon any premises any inflammable, combustible or explosive fluid, material, chemical or substances or aerosol containers, other than reasonable amounts of cleaning fluids and solvents (stored in proper containers) required in the normal operation of tenant's business offices.

         13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord and unless and


\DMS\KWS\40736.5
                                       B-2
until a duplicate key is delivered to Landlord. Each tenant must, upon the termination of this tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost of replacement thereof. Subject to the requirements of the Lease regarding Alterations, Tenant may use combination locks on the entrance doors of the Premises, provided that Manager shall be given a written copy of the combination thereto prior to the date of installation of such locks.

         14. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight and other material to be brought into or out of the Building and to exclude from the Building all freight or other material which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         15. No office tenant shall occupy or permit any portion of the premises demised to it to be occupied as, by or for a public stenographer or public typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing services, public vending machines, retail, wholesale or discount shop for display or sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm, the principal business of which is real estate brokerage, or a company engaged in the business of renting office or desk space; or for a public finance (personal loan) business, or for manufacturing. No tenant shall engage or pay any employees on any premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

         16. Landlord shall have the right to prohibit any advertising by any tenant mentioning the Building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue such advertising. Nothing contained in this paragraph shall prohibit Tenant from using the Building address on its letterhead, provided the same does not, in Landlord's reasonable opinion, tend to impair the reputation of the Building or its desirability as a building for offices.

         17. In order that the Building can and will maintain a uniform appearance to those outside of same, each Tenant in building perimeter areas shall (a) use only building standard lighting in areas where lighting is visible from the outside of


\DMS\KWS\40736.5
                                       B-3
the Building unless Landlord specifically approves other lighting in writing and
(b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

         18. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on non-business days all persons who do not present a pass to the Building signed by a tenant. Each tenant shall be responsible for all persons for whom such pass is issued and shall be liable to Landlord for all acts of such persons.

         19. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         20. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

         21. Tenants shall purchase from Landlord or its designee all lighting tubes, lamps, bulbs and ballasts used in any premises and tenants shall pay Landlord's reasonable charges for providing the same (which shall be at competitive rates) and for installing the same, on demand.

         22. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed.

         23. Each tenant shall, at its expense, provide artificial light and electricity in the premises demised to such tenant for landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations on said premises.

         24. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         25. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

         26. If the premises demised to any tenant become infested with vermin such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord (which approval shall not be unreasonably withheld).



\DMS\KWS\40736.5
                                       B-4

         27. Replacement of ceiling tiles after they are removed for Tenant by telephone or other similar installers, in both the premises and the public corridors, will be charged to Tenant on a per tile basis at the then Building standard rates.

         28. All movers used by any tenant shall be appropriately licensed and shall maintain appropriate and adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers performing services in or about the Building.) No tenant shall move, or permit to be moved into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord, and if any such matter requires special handling, only a person holding a Master Rigger's license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight, position and method of weight distribution of safes and other heavy matter, which must be placed so as to distribute the weight.

         29. All paneling, decoration or other wood products not considered furniture and draperies, carpeting and other furnishings shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, or its agents, in a manner reasonably satisfactory to the Landlord.

         30. Tenant shall sort, separate and recycle all refuse and rubbish of Tenant in accordance with the methods and procedures set forth, from time to time, by Landlord and as may be required by any Requirements.



\DMS\KWS\40736.5
                                       B-5

                                   SCHEDULE C

                                CLEANING SERVICES


         1.       General

         All flooring swept nightly.

         All carpeted areas and rugs carpet-swept nightly and vacuum cleaned weekly.

         All private stairways swept nightly.

         Wastepaper baskets, ashtrays, receptacles, etc., emptied and cleaned nightly.

         Cigarette urns cleaned nightly and sand or water replaced when necessary.

         All furniture tops and window sills dusted nightly. All glass furniture tops cleaned nightly. All baseboards and trim dusted nightly. All water fountains washed clean nightly.
Slopsink rooms cleaned nightly.


         2.       Lavatories

         All flooring swept and washed nightly. All mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges washed and polished nightly.

         All basins, bowls, urinals and toilet seats (both sides) washed nightly.

         All partitions, tile walls, dispensers and receptacles dusted nightly.

         Paper towel and sanitary disposal receptacles emptied and cleaned nightly.

         Paper towels, toilet paper and soap to be supplied by Landlord at Tenant's expense.


         3.       High Dusting - Office Area

         Do all high dusting approximately four times a year, including the following:

         Dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly cleaning.



\DMS\KWS\40736.5
                                       C-1

         Dust all vertical surfaces such as walls, partitions, ventilating louvers and other surfaces not reached in nightly cleaning.

         Dust all overhead pipes, sprinklers, etc. Dust all venetian blinds and window frames quarterly.


         4. Periodic Cleaning-Office Area Wipe clean all interior metal as necessary.

         Dust all door louvers and other ventilating louvers within reach weekly.


         5. Periodic Cleaning-Lavatories Machine-scrub flooring when necessary.

         Wash all partitions, tile walls and enamel surfaces monthly with proper disinfectant when necessary.

         Dust exterior of lighting fixtures monthly. High dust monthly.


         6.  Windows

         Clean the exterior of the glass curtain wall of the Building approximately four (4) times a year, weather permitting.

         Clean a normal amount of partition glass approximately four times a year.



\DMS\KWS\40736.5
                                       C-2

                                   SCHEDULE D

                                ERISA CERTIFICATE

For the purposes of this certificate, the following capitalized terms shall be defined as follows:

                  "Affiliate" shall mean any person bearing a relationship described in Section 267(b) or Section 707(b) of the Code to another person;

                  "Landlord" shall mean TRST New York, Inc., LAFP New York, Inc. and The Alaska Permanent Fund, collectively or individually;

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute;

                  "Control" shall mean the power to exercise a controlling influence over the management or policies of a person other than an individual;

                  "Control Party" with respect to any person shall mean (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person;
         (ii) any corporation , partnership, trust or unincorporated enterprise of which such person is an officer, director, 5% or more partner or employee (but only if the employer of such employee is the plan sponsor of any Plan); (iii) any director of the person, or any employee of the person who earns 10% or more of the yearly wages of such person or has direct or indirect authority, responsibility, or control regarding the custody, management or disposition of plan assets; and (iv) with respect to an employer, any of whose employees are covered by an Plan, a named fiduciary (within the meaning of Section 402(a)(2) of ERISA) of such Plan, if such employer or an affiliate of such employer has the authority alone or shared with others, to appoint or terminate the named fiduciary or otherwise negotiate the terms of the named fiduciary's employment agreement;

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  "GECIA" shall mean GE Capital Investment Advisors;

                  "Interest" shall mean with respect to ownership of an entity:
         (i) the combined voting power of all classes of stock entitled to vote or the total value of the shares of all classes of stock of a corporation; (ii) the capital interest or the profits interest of a partnership; or (iii) the beneficial interest of a trust or unincorporated enterprise;


\DMS\KWS\40736.5
                                       D-1

         A person is considered to own an interest held in any capacity if the person has or shares the authority to exercise any voting rights or to direct some other person to exercise the voting rights relating to such interest, or to dispose of or to direct the disposition of such interest.

                  "Plan" shall mean any employee benefit or retirement plan, fund or program, the assets of which are included in any retirement or pension program of Landlord or GECIA;

                  "Property" shall mean that certain real property located at 135 East 57th Street, New York, New York 10022, together with all buildings, structures, and improvements thereon and certain personal property, supplies, fixtures and equipment used in connection therewith or stored thereon, a portion of which is the subject of a certain lease agreement dated as of by and between Tenant and Landlord;

                  "Related Party" shall mean (i) an employer or employee organization whose employees or members are covered by any Plan; the owner, directly or indirectly, of 50% or more of such employer or employee organization; or a corporation, partnership, estate or trust 50% or more owned or held, directly or indirectly, by persons described in subparagraph (A), (B), (C), (D) or (E) of Section 4975(e)(2) of the Code; and (ii) a member of the family (including a spouse, ancestor, lineal descendant or spouse of a lineal descendant), or highly compensated employee of a person described in subparagraph (i), all within the meaning of Section 4975 (e)(2) of the Code;

                  "Transaction" shall mean the lease of 6,750 rentable square feet of space in the Property from Landlord to Ampex Corporation ("Tenant").

         1.       Tenant is not an Affiliate of Landlord or GECIA.

         2.       Tenant is not a Related Party with respect to any Plan.

         3. Neither Tenant nor any Control Party with respect to Tenant has or had at the time of the Transaction or has exercised at any time during the one-year period preceding the Transaction, the authority to appoint or terminate GECIA as a manager of any of the assets of any Plan, or to negotiate the terms of any management agreement with GECIA (including renewals or modifications thereof) on behalf of any Plan.

         4. Neither Tenant nor any person controlling or controlled by Tenant owns a five percent (5%) or more Interest in Landlord or GECIA nor does Landlord or GECIA (nor any persons controlling or controlled by Landlord or GECIA own a five percent (5%) or more Interest in Tenant.


\DMS\KWS\40736.5
                                       D-2

                  IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed under seal in its name and behalf by its general partner, officer or attorney thereunto duly authorized as of the date set forth below.

                                     Tenant:

                                     AMPEX CORPORATION


                                     By:__________________________
                                     Name:________________________
                                     Title:_______________________


Date:



\DMS\KWS\40736.5
                                       D-3

                                   SCHEDULE E

                    MORTGAGEE SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


         This AGREEMENT, made as of the ____ day of August 1997, by and between TEACHER RETIREMENT SYSTEM OF TEXAS, LOS ANGELES FIRE AND POLICE PENSION SYSTEM and THE ALASKA PERMANENT FUND, a constitutional fund created by Article IX, Sec. 15 of the Alaska Constitution, by and through THE ALASKA PERMANENT FUND CORPORATION, a public corporation and government instrumentality created by Alaska Statutes 37.13 to manage the assets of the fund, each with an address c/o GE Capital Investment Advisors, One Boston Place, 18th Floor, Boston, Massachusetts 02108 (hereinafter called "Mortgagee"), and AMPEX CORPORATION, a Delaware corporation having an address at Park Avenue Tower, 65 East 55th Street, New York, New York 10022 (hereinafter called "Tenant").


                              W I T N E S S E T H:

         WHEREAS, Mortgagee is the holder of the mortgagee's interest under a mortgage dated as of March 6, 1990 and may hereafter be the holder of additional mortgages (said mortgages, as they may have been heretofore amended, and as they may hereafter be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being hereinafter referred to as the "Mortgage") encumbering the building and the leasehold interest in the land located at 125-135 East 57th Street in the City, County and State of New York that are more particularly described therein and in Exhibit "A" annexed hereto (hereinafter called the "Property");

         WHEREAS, Tenant and TRST New York, Inc., LAFP New York, Inc. and The Alaska Permanent Fund Corporation, as tenants-in-common (hereinafter called "Landlord"), have entered into that certain agreement of lease, dated as of August 14, 1997 (such agreement of lease, as it may hereafter be amended from time to time being herein referred to as the "Lease"), covering portions of the ground floor, and the second floor of the building (hereinafter called the "Demised Premises") situated on a part of the Property.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Tenant acknowledges and agrees that the Lease now is and shall at all times continue to be, and is hereby expressly made, subject and subordinate in each and every respect to the Mortgage, the lien thereof and the terms and provisions thereof.


\DMS\KWS\40736.5
                                       E-1

Tenant, upon request, shall execute and deliver any certificate or other instrument that Mortgagee may reasonably request to confirm said subordination.

         2. Mortgagee shall not name Tenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required to do so by law), nor shall the Lease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of Landlord's interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), nor shall Tenant's use or possession of the Demised Premises be interfered with by Mortgagee, subject to the terms of the Lease.

         3. In the event that Mortgagee's successors and assigns, or any person claiming by, through or under Mortgagee or the Mortgage, including but not limited to any purchaser at a foreclosure sale but excluding Mortgagee and any successor or assignee of Mortgagee which shall control, or is controlled by, or is under common control with, Mortgagee (any of the foregoing, excluding Mortgagee and any successor or assignee of Mortgagee which shall control, or is controlled by, or is under common control with, Mortgagee, being hereinafter referred to as the "Successor") acquires or succeeds to the interests of Landlord, the Successor shall not be:

                  (a) bound by any prepayment of fixed rent or additional rent that Tenant might have paid for more than the current month to any prior Landlord; or

                  (b) bound by any prior amendment or modification of the Lease, or any waiver or forbearance with respect to any obligation of Tenant thereunder, made without the written consent of the then Mortgagee at the time of the making of such amendment, modification, waiver or forbearance; or

                  (c) subject to any offsets or defenses against or liable for any act or omission of any prior Landlord; or

                  (d) liable for the performance of or payment for any initial work or installations that are required to be performed or made by the Landlord for the correction of any defect with respect thereto; or

                  (e) liable for the performance of or payment for any restoration work following any damage to or destruction of the Demised Premises or the Property following any fire or other casualty, unless insurance proceeds actually received by the Successor are sufficient to pay for such work and the Successor does not elect to terminate the Lease in accordance with the terms of the Lease; or



\DMS\KWS\40736.5
                                       E-2

                  (f) liable for any security deposit, in whatever form, provided by Tenant, unless such security deposit shall have been received by the Successor.

         The terms "Landlord" and "prior Landlord," as used herein, shall include Landlord named in the Lease. The term "control" as used in this Section 3 (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general partnership, shall mean more than fifty (50%) percent of the general partnership interest of the partnership, and (iii) in the case of a limited partnership, shall mean more than fifty (50%) percent of the general partnership interests of such limited partnership.

         4. Tenant acknowledges that a collateral assignment of the Lease has been made to Mortgagee as additional security for the Landlord's obligations to Mortgagee, but Tenant agrees with Mortgagee that the acceptance by Mortgagee of such assignment does not constitute an assumption by Mortgagee of Landlord's obligations under the Lease unless and until Mortgagee shall succeed to the position of Landlord by taking possession of the Demised Premises or by foreclosure of the Mortgage or otherwise, that Mortgagee is not bound to Tenant to perform Landlord's obligations under the Lease unless and until Mortgagee shall succeed to the position of Landlord by taking possession of the Demised Premises or by foreclosure of the Mortgage or otherwise, and that in all events the Successor's liability to Tenant shall be limited as provided by Sections 3 and 6 hereof.

         5. If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor and, except as provided in this Agreement, the Successor shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor, as its Landlord,
(ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative, without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease. Tenant agrees, however, upon the election of and written demand by the Successor, within sixty (60) days after the Successor acquires title to the Property, to execute an instrument in confirmation of the foregoing provisions, reasonably satisfactory to both parties, in which Tenant shall acknowledge such attorn-ment. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of


\DMS\KWS\40736.5
                                       E-3
any foreclosure or similar proceeding. For the purpose of this Article 5, a Successor shall include an entity which shall control, or is controlled by, or is under common ownership with Mortgagee.

         6. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease, Successor shall have no obligation, nor incur any liability, beyond Successor's then interest, if any, in the Property and Tenant shall look exclusively to such interest of Successor, if any, in the Property for the payment and discharge of any obligations imposed upon Successor hereunder or under the Lease and Successor is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any money judgment that may be obtained or secured by Tenant against Successor, Tenant shall look solely to the estate or interest owned by Successor in the Property and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor. For the purpose of this Article 6, a Successor shall include an entity which shall control, or is controlled by, or is under common control with Mortgagee.

         7. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective heirs, representatives, successors and assigns, except that this Agreement shall not inure to the benefit of any assignee of Tenant unless such assignee shall have acquired Tenant's interest under the Lease pursuant to an assignment permitted under the Lease.

         8. Nothing contained in this Agreement shall in any way impair or affect the lien(s) created by the Mortgage except as specifically set forth herein.

         9. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Tenant further agrees that if there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling.

         10. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to whom notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.



\DMS\KWS\40736.5
                                       E-4

         11. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. Tenant shall notify the Successor (if any) of any default of Landlord under the Lease at the same time that Tenant gives such default notice to Landlord. Tenant agrees that, notwithstanding any provisions of the Lease to the contrary, no such default notice shall be effective and Landlord shall not be in default of the performance of any of Landlord's obligations under the Lease unless the Successor has received the notice as aforesaid and has failed within a reasonable period of time to commence and diligently to prosecute the cure of Landlord's default specified in such default notice in accordance with the terms of the Lease.



\DMS\KWS\40736.5
                                       E-5

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     MORTGAGEE:

                                     TEACHER RETIREMENT SYSTEM OF
                                     TEXAS


                                     By:___________________________
                                        Name:
                                        Title:


                                     LOS ANGELES FIRE AND POLICE
                                     PENSION SYSTEM


                                     By:___________________________
                                        Name:
                                        Title:


                                     THE ALASKA PERMANENT FUND

                                     By:  The Alaska Permanent Fund
                                               Corporation


                                     By:___________________________
                                        Name:
                                        Title:


                                     TENANT:

                                     AMPEX CORPORATION



                                     By:___________________________
                                        Name:
                                        Title:



\DMS\KWS\40736.5
                                       E-6

                                    EXHIBIT A

                           Description of the Property


ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 57th Street with the westerly side of Lexington Avenue;

running thence Westerly along the northerly side of 57th Street, 215 feet;

thence Northerly and parallel with Park Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the block;

thence Easterly along the center line of the block, 108 feet 9 inches to a point 106 feet 3 inches west of the westerly side of Lexington Avenue;

thence Northerly parallel with Lexington Avenue and part of the distance through a party wall, 100 feet 5 inches to the southerly side of 58th Street;

thence Easterly along the southerly side of 58th Street, 37 feet
6 inches;

thence Southerly parallel with Lexington Avenue, 80 feet 5 inches;

thence Easterly parallel with 58th Street and part of the distance through a party wall, 68 feet 9 inches to the westerly side of Lexington Avenue;

thence Southerly along the westerly side of Lexington Avenue, 120 feet 5 inches to the corner aforesaid, the point or place of BEGINNING.


\DMS\KWS\40736.5
                                       E-7

                                   SCHEDULE F

                              TENANT'S LAYOUT PLANS


The following scale drawings prepared by McMillan Inc., each dated July 1, 1997:

         1.       Drawing No. 1:  Furniture Plan.

         2.       Drawing No. 2:  Demolition Plan.

         3.       Drawing No. 5:  Elevator Vestibule Plans and Elevations.

         4.       Drawing No. 6:  Reception Area Elevations.


\DMS\KWS\40736.5
                                       F-1